UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

BAKKT HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Notice of 2024 Annual Meeting of
Stockholders & Proxy Statement
To Our Stockholders–
2023 was an inflection point for Bakkt, and I believe that the investments as well as the tough decisions we have made this past year have set Bakkt up to capitalize on the market opportunity in crypto. Specifically, we have solidified our path forward as a B2B2C-focused company and built out our partner ecosystem. And we have brought in a new CEO with a track record of growth. With these actions in place, we continue to focus on creating stockholder value by offering trustworthy capabilities that solve business needs.
2023 brought some significant macroeconomic headwinds in the crypto sector, but it also created opportunities, as evidenced by our acquisition of Apex Crypto. With the Apex integration, we are positioned to be the crypto infrastructure provider of choice for a wide range of businesses including fintechs, traditional financial institutions, neobanks, merchants and entertainment.
The regulatory environment for cryptocurrency continues to evolve, which we believe is good news for Bakkt – we were built with an understanding of the risks of crypto and have developed a robust compliance framework, allowing us to differentiate our offerings from those of our competitors. Our team has been engaging in dialogue with varying levels of government and regulatory bodies to educate them on Bakkt and our approach to risk management and security, and to showcase Bakkt as an industry leader in responsible crypto innovation.
As we enter 2024, I am excited by Bakkt’s strategic position, and also by the energy of the leadership team, now led by Andy Main. With our platform and strategy firmly in place, Andy’s proven track record of scaling businesses is the experience we believe Bakkt needs going forward.
Thank you for your investment in Bakkt. I look forward to overseeing Bakkt’s growth as we drive towards profitability, scale, and increased shareholder value.

Sean Collins, Chair of the Board of Directors

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Notice of 2024 Annual Meeting of Stockholders & Proxy Statement
Dear Fellow Stockholders –
I am proud to serve you as Bakkt’s new President and CEO. Our company is at a pivotal inflection point requiring us to focus on growth while transforming our cost structure. In my first few weeks I have had the pleasure of meeting many of our clients, all of whom appreciate the value Bakkt brings - as their partner in growth. Simply put, as our clients grow, we also grow. This value proposition is made possible by the strong, secure ecosystem of products our team has built, which are differentiated in the market. Building off this robust foundation, we have much to look forward to, as we work to scale and grow the business.
As a member of the Bakkt Board of Directors since 2021, I have been aware of the challenges Bakkt has faced. The macroeconomic environment has been difficult amidst industry failures and regulatory uncertainty. However, I see the tide turning, where the positive tailwinds in the market are fortuitously meeting the hard work that the Bakkt team has done during the bear market. For example, in the first quarter of 2024, we saw higher transaction volumes from our retail clients. I am also pleased to say that our platform is efficiently scaling to meet this growing demand. Additionally, thanks to the company’s recent capital raise, we fortified our balance sheet so we can continue focusing on building momentum and enhancing shareholder value.
Across Bakkt’s core custody and trading solutions, we have a strong offering that appeals to a wide variety of clients. In the year ahead, your Bakkt team will focus on three key strategic priorities – growing our client network and deepening existing relationships, strategically expanding the Bakkt product ecosystem, and prudently managing expenses. I am very proud of what our team has accomplished thus far, and believe these priorities will put us on a path to profitability.
We are pleased to invite you to attend the annual meeting of stockholders of Bakkt Holdings, Inc. The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. If you are unable to attend the annual meeting, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors and everyone at Bakkt, we would like to express our appreciation for your continued support of and interest in our company. I am looking forward to Bakkt's bright future and sharing exciting developments in the months and years ahead. It is an honor to lead this team.
Kind regards,
Andrew Main, President & CEO

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Notice of 2024 Annual Meeting of Stockholders

Time and Date	12:00 p.m., Eastern Time, on Friday, May 31, 2024.
Place
The annual meeting will be conducted virtually via live audio webcast. As a stockholder as of the record date, you will be able to attend the meeting virtually by visiting www.virtualshareholdermeeting.com/BKKT2024, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect Sean Collins, Richard Lumb and Andrew Main as Class III directors to hold office until the 2027 annual meeting of stockholders or until their respective successors are elected and qualified.
•To approve an amendment to the Company’s 2021 Omnibus Incentive Plan, as amended (the “2021 Omnibus Incentive Plan”), to increase the number of shares of Class A Common Stock issuable thereunder to 75,873,051 shares (which number will be correspondingly adjusted to the extent the Proposed Reverse Stock Split (as defined below) is effected prior to the annual meeting);
•To vote on the shareholder proposal, if properly presented at the 2024 annual meeting, requesting for the adoption of a simple majority vote standard; and
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 8, 2024 Only stockholders of record as of April 8, 2024 are entitled to attend, notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and annual report, is being sent or given on or about April 19, 2024 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 19, 2024 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors,
Marc D’Annunzio, General Counsel and Corporate Secretary
Bakkt Holdings, Inc.
10000 Avalon Boulevard, Suite 1000
Alpharetta, Georgia 30009
April 19, 2024
-iv-

Table of Contents

Leadership & Corporate Governance	1
Director Nominees and Continuing Directors	2
Voting and Meeting Information	5
Information on Board of Directors and Corporate Governance	13
Composition of the Board	13
Nominees for Director	14
Continuing Directors	15
Board Leadership Structure	17
Director Independence	17
Role of Board in Risk Oversight Process	18
Attendance at Board and Stockholder Meetings	18
Board Committees	18
Executive Sessions of Non-Employee Directors	21
Compensation Committee Interlocks and Insider Participation	21
Considerations in Evaluating Director Nominees	21
Stockholder Recommendations and Nominations to our Board of Directors	22
Communications with the Board of Directors	23
Policy Prohibiting Hedging or Pledging of Securities	23
Corporate Governance Guidelines	24
Code of Business Conduct and Ethics	24
Director Compensation	25
Non-Employee Director Compensation Program	25
Director Compensation for Fiscal 2023	27
Proposal No. 1: Election of Class III Directors	29
Report of the Audit and Risk Committee	30
Independent Registered Public Accounting Firm	#
Proposal No. 3: Approval of Amendment to 2021 Omnibus Incentive Plan to Increase the Number of Authorized Shares of Class A Common Stock Issuable Thereunder	33
Background	33
Description of the 2021 Omnibus Incentive Plan	34
New Plan Benefits under the 2021 Omnibus Incentive Plan	43
Proposal No. 4: Simple Majority Vote	44
Executive Officers	49
Executive Compensation	50
Smaller Reporting Company Status	50
Processes and Procedures for Compensation Decisions	50
Summary Compensation Table for Fiscal 2023	52
Overview of Compensation Approach	53
-v-

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding macroeconomic conditions, our ability to achieve the expected benefits of acquisitions, the regulatory environment, our platform’s capabilities, our commitments, our strategies and our expectations regarding future equity grants. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed Annual Report on Form 10-K. Other than as required by law, we assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.
References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our website or accessible at these links is incorporated into, and will not be deemed to be a part of, this proxy statement or any of our other filings with the U.S. Securities and Exchange Commission (the “SEC”).
Unless otherwise noted, share counts, prices per share and related information presented herein does not give effect to the Proposed Reverse Stock Split (as described below).
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Leadership & Corporate Governance
Executive Team
We believe that our leadership team has the skills and qualifications needed to drive the future growth of Bakkt. We are proud of the diversity of gender, ethnicity, and thought of our leadership team.
Our executive officers are:
•Andrew Main, Chief Executive Officer and President
•Karen Alexander, Chief Financial Officer
•Marc D’Annunzio, General Counsel and Corporate Secretary
Additional members of our leadership team include:
•Nicholas Baes, Chief Technology Officer
•Liz Gordon, Chief Client Officer
•Nancy Gordon, Chief Business Officer
•Alex Jacobs, Chief Administrative Officer
•Kim Jimenez, Chief Human Resources Officer

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Director Nominees and Continuing Directors

Sean Collins	David Clifton	De'Ana Dow

Michelle J. Goldberg	Richard Lumb	Andrew A. Main

Jill Simeone	Gordon Watson

The below provides summary information about each director nominee and continuing director. Please see pages 13 to 28 for more information.

Name	Age	Independent	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee
Director Nominees
Sean Collins	44	Yes	Member	Chair	Member
Richard Lumb	63	Yes	Member	—	—
Andrew Main	59	No	—	—	—
Continuing Directors
David Clifton	47	No	—	—	—
De’Ana Dow	68	Yes	Member	—	—
Michelle J. Goldberg	55	Yes	Chair	—	Member
Jill Simeone	57	Yes	—	Member	Chair
Gordon Watson	45	No	—	—	—
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Director Dashboard
A number of Bakkt’s directors have self-identified as diverse:
•Two directors have self-identified as having two or more races or ethnicities;
•One director has self-identified as African-American or Black; and
•One director has self-identified as having citizenship outside the United States.
Corporate Governance Strengths
We are focused on effective corporate governance practices that work alongside our business model to promote our growth trajectory, as well as the interests of our stockholders. We have in place a number of governance practices to manage and oversee our business, including:
•An independent Board chair;
•A majority independent Board;
•Committees comprised only of independent directors;
•An engaged Board bringing a diversity of thought and experience to discussions;
•A Voting Agreement with ICE (as defined below), as a result of which we are not a “controlled company” under the NYSE listing standards;
•Active roles by our Board in strategic planning, risk management and oversight;
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•Corporate governance guidelines adopted by the Board setting forth our corporate governance policies and standards; and
•Approval by the audit and risk committee required for related party transactions between the Company and the officers, directors, more than 5% shareholders and their related parties.

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Voting and Meeting Information
Bakkt Holdings, Inc. Proxy Statement
2024 Annual Meeting of Stockholders
To be held at 12:00 p.m., Eastern Time, on Friday, May 31, 2024.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
Questions and Answers About the Proxy Materials and Our Annual Meeting
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the 2024 annual meeting of stockholders of Bakkt Holdings, Inc., and any postponements, adjournments or continuations thereof. The annual meeting will be held on Friday, May 31, 2024 at 12:00 p.m., Eastern Time. As a stockholder as of the record date, you will be able to attend the meeting virtually by visiting www.virtualshareholdermeeting.com/BKKT2024, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 19, 2024 to all stockholders of record as of April 8, 2024. The proxy materials and our annual report can be accessed as of April 19, 2024 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of Sean Collins, Richard Lumb and Andrew Main as Class III directors to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified;
•the approval of an amendment to the 2021 Omnibus Incentive Plan to increase the number of authorized shares of Class A Common Stock issuable thereunder to 75,873,051 shares (which number will be correspondingly adjusted to the extent the Proposed Reverse Stock Split is effected prior to the annual meeting); and
•the shareholder proposal, if properly presented at the annual meeting, requesting for the adoption of a simple majority vote standard.
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We have called a Special Meeting of Stockholders to be held on April 23, 2024 (the “Special Meeting”) to consider, among other things, a proposal to effect a reverse stock split of our outstanding Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and Class V Common Stock, par value $0.0001 per share (the “Class V Common Stock”, and together with the Class A Common Stock, our “common stock”) at a ratio equal to 1-for-25 (the “Proposed Reverse Stock Split”) and, contemporaneously with the Proposed Reverse Stock Split, a reduction in the number of authorized shares of common stock by a ratio corresponding to that effected in the Proposed Reverse Stock Split. The proposal to be considered at the annual meeting related to the approval of an amendment to the 2021 Omnibus Incentive Plan to increase the number of authorized shares of Class A Common Stock issuable thereunder to 75,873,051 shares does not reflect the potential impact of the Proposed Reverse Stock Split. As such, if we effect the Potential Reverse Stock Split prior to the annual meeting, the proposed increase to the authorized shares under the 2021 Omnibus Incentive Plan being considered at the annual meeting will be automatically adjusted such that we will be instead seeking the approval of an amendment to the 2021 Omnibus Incentive Plan to increase the number of authorized shares of Class A Common Stock thereunder by 938,626 shares, which, if approved, would result in the total number of shares of Class A Common Stock issuable under the 2021 Omnibus Plan following such potential increase being 3,034,922 shares. Unless otherwise noted, share counts, price per share and related numbers presented herein do not give effect to the Proposed Reverse Stock Split.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the Board recommend that I vote on these proposals?
Our Board recommends that you vote your shares:
•“FOR” the election of Sean Collins, Richard Lumb and Andrew Main as Class III directors;
•“FOR” the approval of an amendment to the 2021 Omnibus Incentive Plan, as amended (the “2021 Omnibus Incentive Plan Amendment”) to increase the number of authorized shares of Class A Common Stock issuable thereunder to 75,873,051 shares (which number will be correspondingly adjusted to the extent the Proposed Reverse Stock Split is effected prior to the annual meeting).
•“AGAINST” the shareholder proposal of simple majority vote standard.
Who is entitled to vote at the annual meeting?
Holders of our Class A and Class V Common Stock as of the close of business on April 8, 2024, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 145,494,960 shares of Class A Common Stock and 179,883,479 shares of Class V Common Stock outstanding (which numbers do not give effect to the Proposed Reverse Stock Split). Our Class A Common Stock and Class V Common Stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
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Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for the ten-day period prior to the annual meeting at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, between the hours of 9:00 a.m. and 5:00 p.m., local time. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/BKKT2024, for those stockholders attending the annual meeting.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the votes cast by the stockholders present at the annual meeting or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of “FOR” votes are elected as directors. You may (1) vote “FOR” the election of all of the director nominees named herein, (2) “WITHHOLD” authority to vote for all such director nominees, or (3) vote “FOR” the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker nonvote, will have no effect on the outcome of the election.
•Proposal No. 2: Intentionally Omitted.
•Proposal No. 3: The approval of the 2021 Omnibus Incentive Plan Amendment requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company present at the annual meeting or represented by proxy at the annual meeting and entitled to vote on this proposal. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will be considered as
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being present for the vote on this proposal but will not be counted as a vote cast “FOR” this proposal and will, therefore, have the effect of a vote “AGAINST” this proposal. Broker non-votes will not be considered as entitled to vote on this proposal and will have no effect on this proposal.
•Proposal No. 4: The approval of a shareholder proposal of simple majority vote standard requires the majority of votes cast by the stockholders present at the annual meeting or represented by proxy at the annual meeting and entitled to vote on this proposal. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will be considered as being present for the vote on this proposal but will not be counted as a vote cast “FOR” this proposal and will, therefore, have the effect of a vote “AGAINST” this proposal. Broker non-votes will not be considered as entitled to vote on this proposal and will have no effect on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, at the annual meeting or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, either the chairperson of the meeting or the majority of stockholders entitled to vote at the meeting, present at the annual meeting or represented by proxy, may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59pm, Eastern Time, on May 30, 2024 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59pm, Eastern Time, on May 30, 2024 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the meeting virtually by visiting www.virtualshareholdermeeting.com/BKKT2024, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
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Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of Sean Collins, Richard Lumb and Andrew Main as Class III directors;
•“FOR” the approval of an amendment to the 2021 Omnibus Incentive Plan to increase the number of shares of Class A Common Stock issuable thereunder to 75,873,051 shares (which number will be correspondingly adjusted to the extent the Proposed Reverse Stock Split is effected prior to the annual meeting); and
•“AGAINST” the shareholder proposal of simple majority vote standard.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. Your broker, bank or other nominee will not have discretion to vote on any proposals at the annual meeting absent direction from you, given none of the proposals being considered at the annual meeting are routine. If you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
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•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Andrew Main, our Chief Executive Officer and President, Karen Alexander, our Chief Financial Officer, and Marc D'Annunzio, our General Counsel and Secretary, and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the annual meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions will tabulate the votes and act as inspector of election.
How can I contact Bakkt’s transfer agent?
You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at 1-800-937-5449, by email at helpast@equiniti.com or by writing Equiniti Trust Company, LLC, at 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://www.equiniti.com.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our Board is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon
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request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy,
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or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Bakkt Holdings, Inc.
Attention: Investor Relations
10000 Avalon Boulevard, Suite 1000,
Alpharetta, Georgia 30009

Street name stockholders may contact their broker, bank or other nominee to request information about householding.
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Information on Board of Directors and Corporate Governance
Composition of the Board
Bakkt’s business and affairs are managed under the direction of our Board. Our Board currently consists of eight directors, five of whom are independent under the listing standards of the New York Stock Exchange, or NYSE. The number of directors is fixed by the Board, subject to the terms of our certificate of incorporation and bylaws. Each of our directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of April 2, 2024, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Sean Collins(1)(2)(3)	III	44	Director	2021	2024	2027
Richard Lumb(1)	III	63	Director	2021	2024	2027
Andrew Main	III	59	Chief Executive Officer, President, Director	2021	2024	2027
Continuing Directors
David Clifton	II	47	Director	2021	2026	—
De’Ana Dow(1)	II	68	Director	2022	2026	—
Michelle J. Goldberg(1)(3)	I	55	Director	2021	2025	—
Jill Simeone(2)(3)	I	57	Director	2022	2025	—
Gordon Watson	II	45	Director	2021	2026	—

(1)    Member of audit committee
(2)     Member of compensation committee
(3)     Member of nominating and corporate governance committee
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Nominees for Director
Sean Collins served on the board of managers of Opco since its inception in December 2018 until the closing of our business combination with VPC Impact Acquisition Holdings on October 15, 2021 (the “Closing”). Mr. Collins has over twenty years of experience investing, advising, operating and building companies focused on digital transformation. As co-founder and Managing Partner of Goldfinch Partners from 2018 to present, he invests across industry verticals, including in enterprise software companies and fintechs. Prior to Goldfinch, Mr. Collins was the co-founder and Chief Investment Officer of Boston Consulting Group (“BCG”) Digital Ventures, the division of BCG that partners with global leaders to help build new digital business units and spin out assets into new companies. In 2017, he was elected the youngest Senior Partner in the history of BCG (“BCG DV”). Prior to BCG DV, Mr. Collins held other roles, including service as a Senior Vice President of Marketing, E-Commerce and Strategy at Sports Authority, Inc., and before that was with McKinsey & Company, where he was a member of the Marketing Practice. Mr. Collins holds a BA in Economics and Music (Classical Piano) from Whitman College.
We believe that Mr. Collins’ extensive experience across the financial services and retail industries, as well as functional depth in marketing and loyalty, provide him with the knowledge and background to serve as a director on the Board.
Richard A. Lumb has been a member of our Board since the Closing and has significant technology, finance and investment expertise. Mr. Lumb has served as an Industry Partner at Motive Partners, a private equity firm specializing in enterprise financial services, software growth and buy-out investments since 2019. Prior to joining Motive Partners, Mr. Lumb enjoyed a 35-year tenure at Accenture, from 1984 until 2019, where he held the position of Group Chief Executive of Financial Services from 2010 to 2019, serving clients in the banking, insurance and capital market sectors. During his time at Accenture, Mr. Lumb played a leading role in multiple technology company acquisitions and minority investments, including the 2011 acquisition of Duck Creek Technologies. Mr. Lumb earned a B.Sc. in Mechanical Engineering and an M.B.A. from the University of Bradford.
We believe that Mr. Lumb’s extensive experience across the financial services and technology industries, Including M&A experience provide him with the financial knowledge and background to serve on the Board.
Andrew A. Main has been a member of our Board since the Closing and our Chief Executive Officer and President since March 26, 2024, and has significant technology and marketing expertise. Mr. Main served as the Chief Executive Officer of Ogilvy, an advertising, marketing and public relations agency from 2020 to 2022. Prior to joining Ogilvy, Mr. Main was the Global Head of Deloitte Digital, the digital consultancy branch of Deloitte from 2014 to 2020 where he oversaw the acquisition of multiple creative agencies to grow the brand. Mr. Main has more than 30 years of consulting and marketing agency experience and has extensive experience working with businesses to modernize and bring new ideas to market quickly. Mr. Main earned a Master of Arts from the University of Edinburgh in Business, Marketing and Geography.
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We believe that Mr. Main’s experience helping brands grow and modernize and focus on digital consultancy provide him with the experience needed to serve as a director on the Board.
Continuing Directors
David Clifton served as Interim Chief Executive Officer for the Company’s predecessor, Bakkt Opco Holdings, LLC (f/k/a Bakkt Holdings, LLC (“Opco”)), from April 2020 to January 2021. While serving in this role, Mr. Clifton was involved in the development of strategy and the assessment of its strategic alternatives, which resulted in our business combination with VIH Impact Acquisition Holdings, and our resulting listing as a public company. From 2019 to present, Mr. Clifton has served as Vice President of M&A and Integration at Intercontinental Exchange Holdings, Inc. (“ICE”). In this and prior roles, Mr. Clifton oversaw the successful completion of numerous strategic transactions, including ICE’s 2013 acquisition of NYSE Euronext, along with other global strategic transactions and initiatives. Mr. Clifton joined ICE in 2008, serving previously as ICE’s Associate General Counsel, M&A. Mr. Clifton received his Juris Doctor from Mercer University’s Walter F. George School of Law and is a graduate of a Davidson College.
We believe that Mr. Clifton’s previous experience both with Opco and at ICE provide him with the strategic and management background to serve on the Board.
De’Ana Dow has been a member of our Board since April 22, 2022. Ms. Dow is partner and general counsel with Capitol Counsel LLC, a full-service government relations firm, where she has served since 2012. Her primary focus has been derivatives markets with many years of senior level experience in both technical and policy areas. Prior to Ms. Dow’s position with Capitol Counsel, from 2010 to 2012, Ms. Dow served as the Senior Vice President of Ogilvy Government Relations, Washington, D.C., which specializes in futures and derivatives markets. Before joining Ogilvy, from 2008 through 2010, Ms. Dow was the Managing Director for Government Affairs at CME Group, the world’s largest derivatives exchange. In that role, Ms. Dow managed the organization’s efforts related to the Dodd Frank financial market regulatory reform bill as it progressed through the House and the Senate, as well as the regulatory actions at the CFTC, Securities and Exchange Commission, Treasury Department and the Federal Reserve. From 2005 through 2008, Ms. Dow served as the Senior Vice President and Chief Legislative Counsel for the New York Mercantile Exchange (“NYMEX”), before NYMEX merged with the CME. As the head of office and regulatory counsel for NYMEX, she successfully guided the company through a complex legislative agenda aimed at eliminating critical liquidity providers from the markets, and monitored numerous CFTC regulatory filings for accuracy and sufficient analytical content. Ms. Dow received an undergraduate degree from Bowie State College and a Juris Doctorate from Georgetown University Law Center.
We believe Ms. Dow is qualified to serve on our Board given her expertise in financial markets regulatory issues before federal agencies and departments.
Michelle J. Goldberg has been a member of our Board since the Closing and has significant technology, investment, retail disruption, finance and digital media expertise. Ms. Goldberg was a partner at Ignition, an early stage enterprise software venture capital firm, from 2000 to 2020 and is now an advisor and limited partner to SoGal Ventures. Ms. Goldberg is a seasoned technology
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investor with strategic, financial and governance experience and a focus on consumer-facing, digital media and retail opportunities leveraging data analytics and investing in emerging consumer technologies, including Web 3.0. Ms. Goldberg has served as a member of the board of directors for Taubman Centers, Inc., Legg Mason and Plum Creek where she was a member of the audit and compensation committees and chair of Risk Committee. She has also served on special committees for M&A and technology. Ms. Goldberg has M.A. from Harvard University and a B.A. from Columbia University.
We believe that Ms. Goldberg’s previous public board experience, including her focus on technology, finance and governance, provide her with the leadership experience and background to serve on our board.
Jill Simeone has been a member of our Board since April 22, 2022. Ms. Simeone has served as a strategic business and legal advisor for over 25 years. She is currently a Trustee on the Board of the Brooklyn Friends School, and Chair of their Nominating and Governance Committee. She is a member of the Mt. Sinai Kravis Children’s Hospital Family Advisory Council. From 2017 to 2022, she served as Chief Legal Officer and Corporate Secretary, and previously General Counsel and Corporate Secretary, of Etsy, Inc. (NASDAQ: ETSY). From 2016 to 2017, Ms. Simeone was the Vice President, Senior Counsel, and Assistant Secretary at American Express Global Business Travel (NYSE: AXP). From 2013 to 2016, Ms. Simeone was the General Counsel and Chief Compliance Officer of KCAP Financial, Inc. (NASDAQ: KCAP). From 2001 to 2011, Ms. Simeone was the General Counsel of CMEX S.A. de C.V. (NYSE: CX). Ms. Simeone received a Fulbright Scholarship in Mexico to study international business and law in Mexico, received an AB cum laude in American History and Literature from Harvard University and a Juris Doctorate from University of California Law School, San Francisco.
We believe Ms. Simeone is qualified to serve on our Board because of her experience in international M&A, strategic advising, legal and compliance, governance, fintech and other regulated businesses, executive compensation, and public company reporting.
Gordon Watson serves as a Partner at Victory Park Capital Advisors, LLC, which he joined in 2014. Mr. Watson is a member of Victory Park’s investment committee and helps lead its Fintech investing team. Mr. Watson is the Investment Manager for VIH Specialty Lending Investments PLC (LSE: VSL), a Victory Park-managed, U.K. publicly listed investment trust focused on opportunities in the Fintech market. Gordon is the Co-Chief Executive Officer of VPC Impact Acquisition Holdings II, a special purpose acquisition company, and VPC Impact Acquisition Holdings III, Inc., a special purpose acquisition company. Prior to the business combination, Mr. Watson served on our Board and as our President and Chief Operating Officer. Previously, Mr. Watson was a portfolio manager focused on distressed debt at GLG Partners, a London-based 31 billion multi-strategy hedge fund that concentrates on a diverse range of alternative investments. Mr. Watson joined GLG when it purchased Ore Hill Partners, a credit focused hedge fund where he was a partner. Mr. Watson received a B.A. in political science from Colgate University and an MBA from Columbia University.
We believe that Mr. Watson’s experience in fintech and investments provide him with the financial knowledge and background to serve as a director on the Board.
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Board Leadership Structure
Our corporate governance framework provides our board with flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. Mr. Collins currently serves as the chairperson of our Board.
Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. Mr. Main, our chief executive officer, is responsible for day-to-day leadership, while Mr. Collins, our chairperson, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. Our Board believes that Mr. Collins’ deep knowledge of the company and industry, as well as strong leadership and governance experience, enable Mr. Collins to lead our board effectively and independently. Accordingly, we believe that our current leadership structure is appropriate and enhances the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Director Independence
Our Class A Common Stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit and risk committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and NYSE listing rules applicable to audit and risk committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.
Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mr. Collins, Ms. Dow, Ms. Goldberg, Mr. Lumb and Ms. Simeone, representing five of our eight directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with Bakkt and all other facts and circumstances that our Board deemed
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relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Role of Board in Risk Oversight Process
Risk is part of every business. Bakkt’s business has several inherent risks, including strategic, financial, business, operational, legal, regulatory, compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management, reviewing, evaluating and discussing strategic and operational risk, cybersecurity risks, among other risks, receives reports from management and on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
The committees of the Board also assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The audit and risk committee assists in fulfilling the oversight responsibilities with respect to management of major risk exposures, including in the areas of financial reporting and internal controls, and has general oversight over cybersecurity risks. Risk assessment reports are regularly provided by management to the audit committee. The compensation committee assists in fulfilling oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and corporate governance assists in fulfilling oversight responsibilities with respect to the management of risks associated with the Board’s organization, membership and structure and corporate governance. All of the committees report back to the Board on the committees’ activities and matters discussed and reviewed at the committees’ meetings.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2023, our Board held 21 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by each committee on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend.
Board Committees
Our Board has established the following standing committees of the Board: an audit and risk committee; a compensation committee; and a nominating and corporate governance committee.
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Members will serve on these committees until their resignation or until as otherwise determined by the Board. The composition and responsibilities of each of the committees of our Board is described below. Our Board may also determine to establish one or more additional committees from time to time. For example, our Board established a special committee to negotiate and approve the terms of our recent concurrent registered direct offerings in the first quarter of 2024.
Audit and Risk Committee
The audit and risk committee consists of Richard Lumb, Sean Collins, De’Ana Dow and Michelle J. Goldberg, with Michelle J. Goldberg serving as the chair of the committee. Each of the members of the audit and risk committee satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of the NYSE. The Board has determined that Mr. Lumb qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated by the SEC. The audit and risk committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on and overseeing risk assessment and risk management, including enterprise risk management;
•reviewing related party transactions;
•reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our audit and risk committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit and risk committee is available on our website at https://investors.bakkt.com/governance/governance-documents/. During 2023, our audit and risk committee held seven meetings.
Compensation Committee
The compensation committee consists of Sean Collins and Jill Simeone, with Sean Collins serving as the chair of the committee. Each of the members of the compensation committee meets the
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requirements for independence under the applicable rules and regulations of the SEC and rules of the NYSE. The compensation committee is responsible for, among other things:
•reviewing, approving and determining the compensation of our officers and key employees;
•reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;
•administering our equity-based compensation plans;
•reviewing, approving and making recommendations to the Board regarding equity-based compensation plans and non-equity based incentive compensation plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://investors.bakkt.com/governance/governance-documents/. During 2023, our compensation committee held five meetings.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of Michelle J. Goldberg, Sean Collins and Jill Simeone, with Michelle J. Goldberg serving as the chair of the committee. Each of the members of the nominating and corporate governance committee meets the requirements for independence under the applicable rules and regulations of the SEC and rules of the NYSE. The nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating and selecting, and making recommendations to the Board regarding, nominees for election to the Board and its committees;
•evaluating the performance of the Board and of individual directors;
•considering, and making recommendations to the Board regarding, the composition of the Board and its committees;
•reviewing developments in corporate governance practices;
•developing, and making recommendations to the Board regarding, corporate governance guidelines and other governance policies; and
•evaluating the adequacy of the company’s corporate governance practices and reporting.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.bakkt.com/governance/ governance-documents/. During 2023, our nominating and corporate governance committee held four meetings.

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Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis, but no less than two times a year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis, but no less than two times a year in executive session.
Compensation Committee Interlocks and Insider Participation
During 2023, the members of our compensation committee were Sean Collins, Jill Simeone, and Andrew Main. Andrew Main was appointed the Chief Executive Officer and President of the Company effective as of March 26, 2024, and at such time he stopped serving on the Compensation Committee. None of the members of our compensation committee is or has been an officer or employee of the company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our board has not established formal qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include issues of character, professional ethics and integrity, judgment, relevant business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that the Board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
In assessing additional directors for the Board, the nominating and corporate governance committee and management have prioritized diversity of background, experience and thought. The nominating and corporate governance committee continuously reviews the current board and new potential directors from perspectives of ethnicity, gender, age, industry, and skills, assessing opportunities to diversify the makeup of the Board and its committees. We aim for the Board to reflect our business commitments to diversity and inclusion. We celebrate the diversity of the people, experiences, and backgrounds that make up Bakkt, and we encourage each other to speak up and share perspectives, respectfully and thoughtfully. Our technology and platform is built to integrate into numerous
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different segments, businesses, institutions and brands and to be used by a wide array of people, so we strive to foster and embrace diversity throughout our business in delivering these solutions. The nominating and corporate governance committee identifies, reviews and makes recommendations of candidates to serve on our Board with this framework for our business in mind.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then it may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management. The nominating and corporate governance committee also thoroughly reviews current diversity characteristics, experience and skills of the Board, as well as the qualification of new potential director candidates, identifying opportunities to expand the collective knowledge base of the Board or diversity in race, ethnicity, gender, age and/or experience.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources, so long as such recommendations and nominations comply with our certificate of incorporation and bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us, and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate.
Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
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Under our bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2025 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2025 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our General Counsel or Legal Department by mail to our principal executive offices at Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009. Our General Counsel or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider, and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel or Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the Board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our Board, among others, are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans, and (5) holding our securities in a margin account.

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Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board and corporate governance policies and standards applicable to us in general.
Code of Business Conduct and Ethics
In addition, our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investors.bakkt.com/governance/governance-documents/. We will post amendments to our code of business conduct and ethics or any waiver of our code of business conduct and ethics for directors and executive officers on the same website.

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Director Compensation
Non-Employee Director Compensation Program
We have an outside director compensation program (the “Outside Director Compensation Program”) for our non-employee directors based on recommendations and findings regarding comparable market practices, which were provided by Compensation Advisory Partners. The Outside Director Compensation Program provides for the following cash compensation program for our non-employee directors:
•$50,000 per year for service as a non-employee director;
•$100,000 per year for service as non-executive chair of the Board;
•$25,000 per year for service as chair of the audit and risk committee;
•$10,000 per year for service as a member of the audit and risk committee;
•$20,000 per year for service as chair of the compensation committee;
•$7,500 per year for service as a member of the compensation committee;
•$12,000 per year for service as chair of the nominating and corporate governance committee; and
•$5,000 per year for service as a member of the nominating and corporate governance committee.
Each non-employee director who serves as a committee chair will receive the cash retainer fee as the chair of the committee, but not the cash retainer fee as a member of that committee, except that a non-employee director who serves as the non-executive chair of the Board will receive the annual cash fee for services provided in such role as well as the annual cash fee as a non-employee director.
The Board or the Compensation Committee also may approve compensation, if any, for service on any special committee or other ad hoc committee formed from time to time. No compensation was paid to members of the special committee of the Board established in connection with our recent concurrent registered direct offerings.
These fees to our non-employee directors are paid quarterly in arrears on a prorated basis. Under the Outside Director Compensation Program, we also reimburse non-employee directors for reasonable travel expenses to attend meetings of the Board and its committees. The above-listed fees for service as chair or member of a committee are payable in addition to the annual non-employee director retainer fee.
Each non-employee director will automatically receive, on the date of each annual meeting of our stockholders, an annual award (the “Annual Equity Award”) of restricted stock units (“RSUs”) having a value of $200,000. Each non-employee director who joins the Board other than in conjunction with an annual meeting of our stockholders is expected to receive a prorated Annual Equity Award in conjunction with the next full Annual Equity Award granted to the other non-employee directors.
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Each Annual Equity Award, including each prorated award, is expected to be scheduled to vest at the earlier of the one-year anniversary of the grant date and the annual meeting, subject to continued services to us through the applicable vesting date. In the event of a change in control under the terms of the 2021 Omnibus Incentive Plan, each non-employee director’s then outstanding equity awards covering the Company’s Class A Common Stock are expected to accelerate vesting in full, provided that he or she remains a non-employee director through the date of the consummation of such change in control. Each Annual Equity Award is expected to be granted under the 2021 Omnibus Incentive Plan and form of award agreement under such plan. We may allow non-employee directors to elect to receive all or a portion of the annual cash retainer fees in the form of restricted stock units. All compensation payable under the Outside Director Compensation Program is expected to be subject to any limits on the maximum amount of non-employee director compensation as set forth in the 2021 Omnibus Incentive Plan.

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Director Compensation for Fiscal 2023
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our nonemployee directors for their service on our Board, for the fiscal year ended December 31, 2023. Directors who are also our employees receive no additional compensation for their service as directors. During 2023, Dr. Michael was an employee and executive officer of the company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Dr. Michael’s compensation.

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(1)	Total ($)
David Clifton	—	—	—
Sean Collins	$0	$385,000(4)	$385,000
De’Ana Dow (2)	$127,500	$400,002	$527,500
Michelle J. Goldberg	$72,000	$200,001	$272,001
Richard Lumb	$75,000	$200,001	$275,001
Andrew A. Main(3)	$0	$257,501(4)	$257,501
Jill Simeone	$62,500	$200,001	$262,501
Gordon Watson	$ 0	$250,001(4)	$250,001

(1)The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards granted to each non-employee director, computed in accordance with FASB ASC Topic 718. See Note 11—Share-Based and Unit-Based Compensation to our audited consolidated financial statements included elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions made by us in determining the grant-date fair value of our RSU awards to non-employee directors.
(2)Includes $70,000 cash compensation and 142,858 restricted stock units award granted for Ms. Dow’s service on the board of Bakkt Trust.
(3)Stock awards granted to Mr. Main vested in full as a part of his transition to the role as the Company’s Chief Executive Officer.
(4)This amount includes restricted stock units granted in lieu of cash retainer fees earned in 2023 at the election of the director.

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The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2023:

Name	Number of Shares Underlying Outstanding Stock Awards(1)
David Clifton	—
Sean Collins	275,000
De’Ana Dow(2)	285,716
Michelle J. Goldberg	142,858
Richard Lumb	142,858
Andrew A. Main	183,929
Jill Simeone	142,858
Gordon Watson	178,572

(1)The RSUs shall vest in full on the date of the Company’s 2023 annual meeting of stockholders.
(2)Includes award of 142,858 restricted stock units granted for service on the board of Bakkt Trust.

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Proposal No. 1: Election of Class III Directors
Our Board currently consists of eight directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class III directors, Sean Collins, Richard Lumb and Andrew Main, will be nominated for election for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our Board has approved, Sean Collins, Richard Lumb and Andrew Main as nominees for election as Class III directors at the annual meeting. If elected, each of Messrs. Collins, Lumb and Main will serve as a Class III director until the 2027 annual meeting of stockholders and until his respective successor is elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Messrs. Collins, Lumb and Main have each agreed to serve as a director if elected, and management has no reason to believe that he will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

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Report of the Audit and Risk Committee
The audit and risk committee is a committee of the Board comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit and risk committee operates under a written charter adopted by the Board. This written charter is reviewed annually for changes, as appropriate. With respect to Bakkt’s financial reporting process, Bakkt’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Bakkt’s financial statements. Bakkt’s independent registered public accounting firm is responsible for performing an independent audit of Bakkt’s financial statements. For the year ended December 31, 2023, that independent registered public accounting firm was Ernst & Young LLP (“EY”). It is the responsibility of the audit and risk committee to oversee these activities. It is not the responsibility of the audit and risk committee to prepare Bakkt’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit and risk committee has:
•reviewed and discussed the audited financial statements with management and EY;
•discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•received the written disclosures from EY required by applicable requirements of the PCAOB regarding EY's communications with the audit and risk committee concerning independence, and has discussed with EY their independence.
Based on the review and discussions noted above, the audit and risk committee recommended to the Board that the audited financial statements be included in Bakkt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Respectfully submitted by the members of the audit and risk committee of the Board:
Michelle J. Goldberg
Sean Collins
De’Ana Dow
Richard Lumb
This audit and risk committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Bakkt under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Bakkt specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

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Independent Registered Public Accounting Firm
Our Audit and Risk Committee, in accordance with its charter, routinely reviews the performance and retention of our independent registered public accounting firm. The Audit and Risk Committee expects to request proposals for such a firm to serve as our independent registered public accounting firm for the year ending December 31, 2024. After reviewing these proposals, the Audit and Risk Committee will select and appoint an independent registered public accounting firm for the year ending December 31, 2024. Because of this, we are not submitting a proposal for the ratification of our independent registered public accounting firm at the annual meeting. While not required to do so, as a matter of good corporate practice, our practice has been to submit the selection of the independent registered public accounting firm to stockholders for ratification. We expect to resume this practice in 2025.
EY served as the Company’s independent registered public accounting firm for the year ended December 31, 2023. Representatives of EY have been invited to be present at the annual meeting, and we expect that they will attend. We currently expect to complete the request for proposal process to select our independent registered public accounting firm for 2024 in the second or third quarter of 2024. If our Audit and Risk Committee makes a selection prior to the annual meeting, we expect that representatives from such firm will be present at the annual meeting and that they will be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2023 and 2022.
Fees to Ernst & Young LLP

	2023	2022
Audit Fees(1)	$3,234,150	$2,082,000
Audit-Related Fees(2)	616,000	416,000
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$ 3,850,150	$ 2,498,000

(1)“Audit Fees” for the fiscal years ended December 31, 2023 and 2022 consist of fees billed for professional services rendered in connection with the audits of our annual financial statements, reviews of our quarterly financial statements, and services that are provided in connection with statutory or regulatory filings. This category also includes fees for audit services incurred in connection with our business combinations, including related registration statements as applicable.
(2)“Audit-Related Fees” for the fiscal year ended December 31, 2022, consists of attestation and diligence services and related reports.
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Auditor Independence
In 2023, there were no other professional services provided by EY, other than those listed above, that would have required our audit and risk committee to consider their compatibility with maintaining the independence of EY.
Audit and Risk committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit and risk committee has a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit and risk committee is required to preapprove all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by EY for our fiscal year ended December 31, 2023 were preapproved by our audit and risk committee.

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Proposal No. 3: Approval of Amendment to 2021 Omnibus Incentive Plan to Increase the Number of Authorized Shares of Class A Common Stock Issuable Thereunder
Background
On April 15, 2024, the Board approved an amendment (the “Amendment”) to the 2021 Omnibus Incentive Plan, as amended, to increase the number of authorized shares of Class A Common Stock issuable thereunder (the “2021 Omnibus Incentive Plan Amendment”), subject to stockholder approval, and accordingly, the Board directed that the 2021 Omnibus Incentive Plan Amendment be submitted to the Company’s stockholders for approval at the annual meeting. The 2021 Omnibus Incentive Plan Amendment would increase by 23,465,639 shares (which number will be correspondingly adjusted to the extent the Proposed Reverse Stock Split is effected prior to the annual meeting) the number of authorized shares of Company common stock available for issuance under the 2021 Omnibus Incentive Plan from 52,407,412 shares to 75,873,051 shares (which number will be correspondingly adjusted to the extent the Proposed Reverse Stock Split is effected prior to the annual meeting).
We believe the Company must offer a competitive equity incentive program if it is to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. The 2021 Omnibus Incentive Plan is an important factor in attracting, retaining and rewarding high caliber employees who are essential to the Company’s success and in providing incentive to these individuals to promote the success of the Company. The purposes of the 2021 Omnibus Incentive Plan are to attract, retain and motivate officers and key employees (including prospective employees), directors, consultants and others who may perform services for the Company to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.
Following the decrease in our share price, grant of 2023 annual awards and the grants made in connection with the transition of Mr. Main into the role of Chief Executive Officer and President, the remaining pool of incentive equity may be insufficient for 2024 annual grants or any interim grants if needed for new hires or other special circumstances. We are therefore seeking stockholder approval of a pool of 23,465,639 additional shares (which number will be correspondingly adjusted to the extent the Proposed Reverse Stock Split is effected prior to the annual meeting) pursuant to the 2021 Omnibus Plan Amendment, which we anticipate will be sufficient for equity grants over the next two years. No other changes are being made to the 2021 Omnibus Incentive Plan.
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Stockholder approval of the 2021 Omnibus Incentive Plan Amendment is being sought in order to (i) meet NYSE listing requirements and (ii) allow for incentive stock options to meet the requirements of the Internal Revenue Code of 1986, as amended.
The amended 2021 Omnibus Incentive Plan will enable the Company to continue its compensation program that is intended to attract, retain, incentivize and reward talented and qualified employees and align them with achieving Bakkt’s goals and increasing stockholder value. If the 2021 Omnibus Incentive Plan Amendment is not approved by our stockholders at the annual meeting, we will continue to be able to grant awards under the 2021 Omnibus Incentive Plan, but, as of March 31, 2024, only 11,912,638 shares (which number will be correspondingly adjusted to the extent the Proposed Reverse Stock Split is effected prior to the annual meeting) will be available for grant under the 2021 Omnibus Incentive Plan, subject to adjustment in accordance with the terms of the plan.
As of March 31, 2024, the total awards issued and outstanding or reserved for issuance under the 2021 Plan is 27,455,842, all representing full value awards, and the total number of available shares under the 2021 Omnibus Incentive Plan is 11,912,638. As of March 31, 2024, we have 146,426,349 shares of our Class A Common Stock and 179,883,479 shares of Class V Common Stock outstanding. Please note that we have called the Special Meeting to be held on April 23, 2024 to consider, among other things, the Proposed Reverse Stock Split, which, if effected, would result in a reverse stock split of our outstanding common stock at a ratio equal to 1-for-25 and, contemporaneously with the Proposed Reverse Stock Split, a reduction in the number of authorized shares of common stock by a ratio corresponding to that effected in the Proposed Reverse Stock Split. This proposal relating to the approval of an amendment to the 2021 Omnibus Incentive Plan to increase the number of authorized shares of Class A Common Stock issuable thereunder to 75,873,051 shares does not reflect the potential impact of the Proposed Reverse Stock Split. If we effect the Potential Reverse Stock Split prior to the annual meeting, this proposal will be automatically adjusted such that we will be instead seeking the approval of an amendment to the 2021 Omnibus Incentive Plan to increase the number of authorized shares of Class A Common Stock thereunder by 938,626 shares, which, if approved, would result in the total number of shares of Class A Common Stock issuable under the 2021 Omnibus Plan following such potential increase being 3,034,922 shares. Unless otherwise noted, share counts, prices per share and related information presented herein does not give effect to the Proposed Reverse Stock Split.
Description of the 2021 Omnibus Incentive Plan
The following is a brief description of the material features of the 2021 Omnibus Incentive Plan, including the proposed 2021 Omnibus Incentive Plan Amendment. This description is qualified in its entirety by reference to the full text of the Amendment to the 2021 Omnibus Incentive Plan and the 2021 Omnibus Incentive Plan. The proposed Amendment to the 2021 Omnibus Incentive Plan is attached to this proxy statement as Annex A.
Adjustments. In the event of a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering,
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separation, reorganization or liquidation or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution that results in any increase or decrease in the number of issued shares, the Committee (as defined below) has the authority to make appropriate adjustments to the aggregate number of shares and class of shares as to which awards may be granted, the limitations as to grants to non-employee directors, the number of shares covered by each outstanding award and the option price for each related outstanding option and stock appreciation right.
Administration. The Compensation Committee of the Company’s Board of Directors (the “Committee”) administers the 2021 Omnibus Incentive Plan provided that such Committee consist of at least two members of the Company Board, each of whom qualifies as a non-employee director under Rule 16b-3 of the Exchange Act, and as an independent director under the rules of the stock exchange for so long as the Company is a publicly traded corporation. Subject to the provisions of the 2021 Omnibus Incentive Plan, the Committee has the power to administer the 2021 Omnibus Incentive Plan, including but not limited to, the authority to (a) construe, interpret and implement the 2021 Omnibus Incentive Plan and each award, (b) make all determinations necessary or advisable in administering the 2021 Omnibus Incentive Plan, I direct the Company to grant awards pursuant to the 2021 Omnibus Incentive Plan, (d) determine the grantees to whom and the times at which awards will be granted, (e) determine the price at which options are granted, (f) determine the type of option to be awarded and the number of shares subject to such option, (g) determine the number of shares granted pursuant to each award and (h) approve the form and terms and conditions of the award documents and of each award. The Committee’s interpretation and construction of any provisions of the 2021 Omnibus Incentive Plan or any award are final, binding and conclusive.
Eligibility. Awards may be granted to employees, non-employee directors, consultants and advisors of the Company and any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2024, the Company and its subsidiaries have approximately 766 employees (including all of the Company’s officers), seven non-employee directors and 119 consultants and other service providers who may be eligible for awards.
Type of Awards. The Committee is authorized to grant awards payable in either shares or cash, including options to purchase shares, restricted shares, SARs, restricted stock units, and dividend equivalents, which may be subject to one or more performance goals.
Terms and Conditions of Awards. The Committee will determine the size of each award to be granted, and all other terms and conditions of each award (including when such awards will be granted, the effect of a termination of employment or service of such awards, the vesting and/or lapse of restrictions on awards upon the attainment of performance goals and/or continued service). However, awards granted under the 2021 Omnibus Incentive Plan are subject to the following conditions:
•No stock options or SARs will be exercisable after the expiration of ten (10) years (or in the case of incentive stock options granted to any holder of at least 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, five (5) years) from the date of grant;
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•The exercise price per share for each stock option or SAR may not have an exercise price less than 100% (or in the case of incentive stock options granted to any holder of at least 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, 110%) of the fair market value of the shares on the date of grant;
•dividend and dividend equivalents will not be paid with respect to unvested shares or stock units, but may accrue on such awards and only be paid to the extent the awards vest;
•awards granted under the 2021 Omnibus Incentive Plan (excluding awards assumed, converted or substituted in connection with the Company’s acquisition of another company) will include vesting schedules under which no portion of the award may vest in less than one year from the date of grant; provided, that awards granted to non-employee directors will be deemed to satisfy this minimum vesting requirement if they vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant, and up to 5% of the shares reserved for issuance under the 2021 Omnibus Incentive Plan may be granted under awards that are not subject to this minimum vesting requirement; and
•the Committee has the authority to accelerate any awards in accordance with the 2021 Omnibus Incentive Plan.
The types of awards that may be granted under the 2021 Omnibus Incentive Plan include the following:
Stock Options. Stock options in the form of nonstatutory stock options or incentive stock options may be granted under the 2021 Omnibus Incentive Plan. The Committee determines the number of shares subject to each option. The Committee determines the exercise price of options granted under the 2021 Omnibus Incentive Plan; provided that the exercise price must at least be equal to the fair market value of the Company’s Shares on the date of grant. The term of a stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding stock, the term of an incentive stock option must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The grantee may pay the exercise price of an option (a) by personal check, (b) shares of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law, or (d) any combination of the foregoing. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Omnibus Incentive Plan, the Committee determines the other terms of options.
Stock Appreciation Rights. Stock appreciation rights may be granted under the 2021 Omnibus Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s Shares between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. The grant price for a stock appreciation right may not be less than 100% of the fair market value per share on the date of grant. Subject to the provisions of the 2021 Omnibus Incentive Plan, the Committee determines the other terms of stock appreciation rights, including when such rights become exercisable.
Restricted Stock Awards. Restricted stock may be granted under the 2021 Omnibus Incentive Plan. Restricted stock awards are grants of shares of common stock that vest in accordance with terms and
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conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee, director, consultant or advisor and, subject to the provisions of the 2021 Omnibus Incentive Plan, will determine the terms and conditions of such awards. The Committee may impose whatever conditions to vesting it determines to be appropriate. The Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights with respect to such shares upon grant unless the Committee provides otherwise. Unless the Committee determines otherwise, during the restricted period, all dividends or other distributions paid upon any restricted stock awards will be retained by the Company for the account of the recipient. Such dividends or other distributions will revert to the Company if for any reason the restricted stock award upon which such dividends or other distributions were paid reverts to the Company. Upon the expiration of the restricted period, all such dividends or other distributions made on such restricted share and retained by the Company will be paid, without interest, to the recipient.
Restricted Stock Units. Restricted stock units may be granted under the 2021 Omnibus Incentive Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of common stock. Subject to the provisions of the 2021 Omnibus Incentive Plan, the Committee determines the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment. A holder of restricted stock units will have only the rights of a general unsecured creditor of the Company, until the delivery of shares, cash or other securities or property. On the delivery date, the holder of each restricted stock unit not previously forfeited or terminated will receive one share, cash or other securities or property equal in value to one share or a combination thereof, as specified by the Committee.
Dividend Equivalent Rights. Dividend equivalent rights may be granted under the 2021 Omnibus Incentive Plan. Dividend equivalent rights are entitlements to receive credits based on cash distributions that would have been paid on the shares of common stock subject to an equity-based award granted to an individual as though such shares had been issued to and held by the grantee. Subject to the terms of the 2021 Omnibus Incentive Plan, the Committee determines the terms and conditions of dividend equivalent rights.
Other Stock-Based or Cash-Based Awards. Other types of stock-based, stock-related or cash-based awards (including the grant or offer for sale of unrestricted shares of 2021 Omnibus Incentive Plan, performance share awards, or performance units settled in cash) in amounts and under terms and conditions determined by the Committee.
Performance-Based Awards. The Committee may grant performance-based awards (“PSUs”), the grant, exercise, and/or settlement of which will be based upon the achievement of performance goals. Performance-based awards may be paid in cash, shares or other awards. The performance goals may consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. The Committee will set the performance goals applicable to the performance-based awards, determine the extent to which such performance goals are achieved, and determine the amount, if any, that is payable pursuant to each performance-based award. In establishing performance goals for performance-based awards, the Committee may use various business criteria, which may include, but is not limited to: earnings, earnings per share,
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earnings before interest, taxes, depreciation and amortization, revenue or net revenue measures, gross profit or operating profit measures (including before or after taxes and including profit growth and profit-related return ratios), cost management, dividend payout ratios, market share measures, economic value added, cash flow, return measures (including return on capital, invested capital, total capital, tangible capital, expenses, tangible expenses, equity, revenue, investment, assets, or net assets or total stockholder return or similar measures), increase in the fair market value of common stock, or changes (or the absence of changes) in the per share or aggregate fair market value of common stock.
Aggregate Limitation on Awards. If the Amendment is approved, subject to adjustments as described in the 2021 Omnibus Incentive Plan, the aggregate number of shares that may be issued under the 2021 Omnibus Incentive Plan shall not exceed 75,873,051 shares (25,816,946 originally issued under the 2021 Omnibus Incentive Plan, the additional 26,590,466 shares added in June 2023 per an amendment to the 2021 Omnibus Incentive Plan previously approved by the Company’s stockholders, and the additional 23,465,639 shares per this Amendment) (which numbers do not give effect to the Proposed Reverse Stock Split). All of the authorized shares may be granted as incentive stock options.
The 2021 Omnibus Incentive Plan has the following rules for counting shares against the 2021 Omnibus Incentive Plan’s share reserve:
•If SARs are granted, the full number of shares subject to the SARs will be considered issued under the 2021 Omnibus Incentive Plan and will reduce the aggregate share limit on a 1:1 ratio.
•Shares subject to an award that is forfeited (including any restricted shares repurchased by the Company at the same price paid by the participant so that shares are returned to the Company), expires, terminates or is settled for cash, will again be available for grants under the 2021 Omnibus Incentive Plan.
•Shares tendered by a participant, repurchased by the Company using proceeds from the exercise of stock options or withheld by the Company in payment of the exercise price of a stock option or to satisfy any tax withholding obligation for an award will not be available for re-issuance under the 2021 Omnibus Incentive Plan and will reduce the aggregate share limit on a 1:1 ratio.
•The payment of dividend equivalent rights in cash in conjunction with any outstanding awards will not be counted against the aggregate share limit.
Shares delivered under the 2021 Omnibus Incentive Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. Shares subject to awards that are assumed, converted or substituted under the 2021 Omnibus Incentive Plan as a result of the Company’s acquisition of another company will not count against the number of shares that may be granted under the 2021 Omnibus Incentive Plan. If the Company assumes a stockholder approved equity plan from an acquired company, any shares of common stock available under the assumed plan (after appropriate adjustments, as required to reflect the transaction) may be issued pursuant to awards under the 2021 Omnibus Incentive Plan and will not reduce the 2021 Omnibus Incentive Plan’s aggregate share limit.
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Grants to Non-Employee Directors. Grants made to non-employee directors may be in any form other than incentive stock options. The 2021 Omnibus Incentive Plan provides that in any calendar year no non-employee director may be granted equity awards (including equity awards under the 2021 Omnibus Incentive Plan) (the value of which will be based on their grant date fair value) and be provided any other compensation (including without limitation any cash retainers and fees) that in the aggregate exceed $750,000, provided that in the calendar year of the individual’s initial service as a non-employee director, such amount is increased to $1,000,000. Equity awards or other compensation for service as an employee, a consultant other than a non-employee director or as a member of the board of managers of the Bakkt Trust will not count toward this limit.
Effect of Change in Control. The 2021 Omnibus Incentive Plan provides that in the event of a change in control, as defined under the 2021 Omnibus Incentive Plan, each outstanding award will be treated as the Committee determines, including accelerating the expiration or termination date or the date of exercisability of an award, settling any award by means of a cash payment, or removing any restrictions from or imposing any additional restrictions on any outstanding awards. Notwithstanding the foregoing, and unless otherwise determined by the Committee (or unless otherwise provided in the applicable award agreement), in the event that a participant is terminated by the Company other than for Cause (as defined in the 2021 Omnibus Incentive Plan) or by the participant for Good Reason (as defined in the 2021 Omnibus Incentive Plan), in either case, on or within two years following a change in control, then each of the participant’s outstanding awards granted prior to the change in control will become fully-vested, any restrictions thereon lapse and any risk of forfeiture thereon lapse, in each case, as to all of the shares of common stock subject to the award. In the event of a change in control, any outstanding awards subject to performance goals will be deemed earned at the greater of the target level and the actual performance level through the change in control date and will cease to be subject to any further performance conditions, but will continue to be subject to time-based vesting following the change in control in accordance with the original vesting period.
Under the 2021 Omnibus Incentive Plan, “change in control” means:
•Any person is or becomes the beneficial owner of more than 30% of the Company’s voting securities;
•During any period of not more than thirty-six (36) months, individuals who constitute the Board as of the beginning of the period (referred to as the incumbent directors) cease to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of the period, whose election or nomination for election was approved by a vote of at least two-thirds of the incumbent directors then on the Board will be considered an incumbent director. However no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest or as a result of any other actual or publicly threatened solicitation of proxies will be considered to be an incumbent director.
•Any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or
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•Consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving the Company unless the beneficial owners of the Company’s voting securities before the transaction own more than 60% of the voting power of the surviving company or ultimate parent that has beneficial ownership of at least 95% of the surviving company, in each case, if the beneficial owners own such voting securities in substantially the same proportions as their ownership immediately before the transaction.
The consummation of any reorganization, merger, consolidation, share exchange or similar form of corporate transaction involving the Company shall not constitute a “change in control” if the direct or indirect beneficial ownership of the surviving corporation or ultimate parent held by ICE is equivalent or greater than the direct or indirect beneficial ownership of the Company held by ICE prior to such corporate transaction.
Restrictions on Repricing. Without obtaining stockholder approval, we may not reduce the exercise price of stock options or SARs, including through amendment, cancellation in exchange for the grant of a substitute award, repurchase for cash or other consideration, or any other action that would be treated as a “repricing” of such stock options or such SARs. However, such stockholder approval is not required in connection with a corporate transaction involving the Company or other actions with respect to our securities, such as a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or other change in the corporate structure or shares. No stock options or SARs will be granted under the 2021 Omnibus Incentive Plan with automatic reload features.
Transferability. Unless otherwise determined by the Committee in its sole discretion, no award (or any rights and obligations thereunder) granted to any person under the 2021 Omnibus Incentive Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such awards (and any rights thereunder) will be exercisable during the life of the recipient only by the recipient or the recipient’s legal representative.
Clawback Policy. All awards made under the 2021 Omnibus Incentive Plan shall be subject to any clawback or recapture policy that the Company may adopt from time to time, including our clawback policy adopted in September 2023.
Amendment, Termination. The Company Board has the authority to amend the 2021 Omnibus Incentive Plan from time to time; provided that such amendment does not materially adversely impair the rights of the recipient of any award without the recipient’s consent. Stockholder approval also is required to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency. The Company Board has also reserved the right to terminate the 2021 Omnibus Incentive Plan at any time, and the 2021 Omnibus Incentive Plan will automatically terminate in 2031.
Summary of U.S. Federal Income Tax Consequences of the 2021 Omnibus Incentive Plan
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The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2021 Omnibus Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. General rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price, and such amount should be deductible by the Company for federal income tax purposes. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.
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Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of common stock or cash received. Any additional gain or loss recognized upon any later disposition of the shares, if any, would be capital gain or loss.
Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code (the “Code”), to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.
Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2021 Omnibus Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). General rules limit the deductibility of compensation paid to the Company’s chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.
Result of Proposed Reverse Stock Split. Assuming the Proposed Reverse Stock Split is approved by the Company’s stockholders and effected, the shares available under the Plan prior to the Amendment will be 895,733, and the Amendment would increase the 2021 Omnibus Incentive Plan by 938,626 shares.

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New Plan Benefits under the 2021 Omnibus Incentive Plan
Future benefits under the 2021 Omnibus Incentive Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable. The table below shows, as to each of the Company’s NEOs, all executive officers as a group, all non-employee directors as a group, and all employees as a group (other than executive officers), the awards granted between January 1 and December 31, 2023.

Name	Dollar Value of Stock Awards ($)(1)	Stock Plan Number of Units (#)(2)
Gavin Michael(3)	1,277,669	863,290
Karen Alexander	352,224	237,989
Marc D’Annunzio	352,224	237,989
Executive Officers as a group (3 persons)	1,982,117	1,339,268
Non-employee directors as a group (8 persons)(4)(5)	1,892,507	1,351,791
All employees as a group, other than executive officers (277 persons)	7,696,589	5,033,500

(1)Represents grant date fair value of award.
(2)Represents time- and performance- based restricted stock units with performance based on target performance. See “Summary Compensation Table for Fiscal 2023” and “Director Compensation for Fiscal 2023” for additional information.
(3)Mr. Michael resigned as the Chief Executive Officer, President and Director of the Company effective as of March 25, 2024.
(4)David Clifton did not receive any RSUs during 2023.
(5)Included in this total are 142,858 time-based RSUs De’Ana Dow received for her service on Bakkt Trust’s Board of Managers. The value of these RSUs was $200,000. This total includes the 183,929 time-based RSUs Andrew Main received for his service on the Board prior to being appointed as our Chief Executive Officer and President in March of 2024.
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2021 OMNIBUS INCENTIVE PLAN.
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Proposal No. 4: Simple Majority Vote
Kenneth Steiner has notified the Company that a representative will present the following shareholder proposal at the annual meeting. Mr. Steiner has appointed John Chevedden to act on his behalf regarding the following shareholder proposal. Upon request, the Company will provide the address and the number of voting securities held by Mr. Steiner.
Shareholders should note that this proposal is advisory in nature only and approval of this proposal would not, by itself, implement a simple majority voting standard as described in the proposal. To implement a simple majority voting standard, the Board would need to take subsequent action to amend our existing governance documents.
This proposal, as submitted by Mr. Steiner, is quoted verbatim below. The Company disclaims any responsibility for the content of the proposal. The Board recommends voting “AGAINST” the proposal and asks stockholders to review the Board’s statement of opposition, which follows the proponent’s proposal.

Proposal 4 — Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposal consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanism that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%–support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).
Please vote yes:
Simple Majority Vote – Proposal 4
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Board’s Statement in Opposition to Proposal 4
The Board has given careful consideration to the stockholder proposal and, for the following reasons, does not believe that this stockholder proposal would enhance the Company’s corporate governance or is in the best interests of the Company or its stockholders. As such, the Board, after review by its directors and the Nominating and Corporate Governance Committee, recommends a vote AGAINST this proposal.
Under our existing governance documents, a “simple majority vote” already applies to all but certain select matters that may be submitted for stockholder approval. This stockholder proposal broadly requests that every voting requirement in our certificate of incorporation and bylaws that calls for a greater than simple majority vote, regardless of what the voting requirement is or what it addresses, be replaced by a blanket “majority of vote cast” standard or “a simple majority in compliance with applicable laws.”
Delaware law permits companies to adopt supermajority voting requirements or other higher voting thresholds, which many publicly traded companies have implemented selectively to preserve and enhance long-term value for all stockholders. These supermajority voting requirements on key corporate matters serve, among other purposes, as a safeguard against potentially self-interested actions proposed by one or a few large stockholders, who might attempt to prioritize their interests over those of the majority of the Company’s stockholders. While our certificate of incorporation includes but a handful of supermajority provisions, those provisions are designed to maximize long-term value for all stockholders.
The Company has a significant shareholder, ICE, which beneficially owns 55.2% of the Company’s outstanding common stock, excluding the warrants to purchase shares of Class A Common Stock it received pursuant to that certain Securities Purchase Agreement, by and between the Company and ICE, dated as of February 29, 2024 (the “ICE Purchase Agreement” and the shares of Class A Common Stock and the warrants to purchase shares of Class A Common Stock sold thereby, the “ICE Offering”) and the 8,772,016 shares of Class A Common Stock and accompanying warrants it has agreed to purchase in a subsequent closing in the ICE Offering, as described further in Proposal 1 included in the Special Meeting Proxy. The Company and ICE are parties to the Voting Agreement (as defined below), pursuant to which ICE has discretion to vote its shares of common stock representing 30% of the outstanding common stock of the Company for so long as ICE and its affiliates own 50% or more of the total voting power of the Company. If ICE and its affiliates shares of common stock constitute less than 50% of the total voting power of the Company, ICE may vote all of its shares at its discretion. For more information concerning the Voting Agreement and other related person transactions between ICE and the Company, please see the section titled “Related Person Transactions.”
The Board believes that, rather than serving the rights of stockholders as a whole, eliminating the higher voting thresholds described below could allow ICE or other stockholders who own a large number of the Company’s outstanding shares to have even greater influence on the Company’s corporate structure and governance matters or take actions that may not be designed to maximize
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long-term value for other stockholders. Correspondingly, the Board believes that retaining those supermajority voting thresholds is in the best interest of the Company and its stockholders.
Existing Supermajority Voting Thresholds Apply in Limited Circumstances
The Company’s current governance documents require a supermajority voting threshold in the following limited circumstances:
•DGCL Section 203 and Business Combinations: Our certificate of incorporation provides that the Company elected to not be governed by Section 203 of the DGCL. Our certificate of incorporation further provides that, notwithstanding the foregoing, the Company shall not engage in any business combination with an interested stockholder, as each term is defined under our certificate of incorporation, for a period of three years following the time that such stockholder became an interested stockholder, except under certain circumstances, including if, after such time as the stockholder becomes an interested stockholder, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder. As noted above, ICE would not currently be considered an interested stockholder under our certificate of incorporation, as the definition of “interested stockholder” in our certificate of incorporation effectively excludes ICE.
•Amendment of Certificate of Incorporation: The amendment, alteration, repeal, or rescindment of certain provisions of our certificate of incorporation requires the affirmative vote of not less than two-thirds (66 2/3%) of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
•Removal of a Director For Cause: Our certificate of incorporation provides that directors may be removed only for cause and upon the affirmative vote of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
The higher supermajority voting thresholds are narrowly tailored to promote stability and protect stockholder interests. They ensure that an interested stockholder entering into a business combination, certain amendments to our certificate of incorporation and the removal of directors for cause, all of which significantly impact our operations, only occur when there is broad support among our stockholders.
Additionally, our bylaws provide that, except as otherwise required under our governing documents or Delaware law on all other matters to be voted on by our stockholders, other than the election of directors, the affirmative vote of the majority of shares represented at the annual meeting or by proxy and entitled to vote on the subject matter at any meeting at which a quorum is present is required for the transaction of any business at a meeting of stockholders.
The Existing Provisions Benefit Our Stockholders.
If Proposal 4 were implemented, directors could be removed for cause by a simple majority of the total voting power of our outstanding stockholders. The current supermajority voting requirement on
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director removal protects stockholders and ensures that director removal reflects the significant consensus of the Company’s stockholder base.
Moreover, a lower voting threshold would allow a significant stockholder, like ICE, to wield more power in the Company’s decision to consummate a business combination or amend its charter in potentially adverse ways. Implementing this proposal could potentially diminish the influence of every stockholder’s votes in the Company’s key decisions, including reducing the voting standard set forth in our bylaws from the affirmative vote of the majority of shares represented at the annual meeting or by proxy to an affirmative vote of a majority of the votes cast.
The stockholder proposal to eliminate such supermajority provisions would leave our stockholders vulnerable to self-interested and potentially abusive actions by stockholders who own a large number of shares, as a simple majority standard would enable such stockholders to more easily advance their own interests over the interests of all of the Company’s other stockholders.
The Board believes that, rather than serving the rights of all stockholders, eliminating the higher voting thresholds could allow a small group of large stockholders to have greater influence on the Company’s corporate structure and governance matters. The current voting standards encourage our large stockholders to take into account the interests of all of the Company’s stockholders and ensure that all stockholders have a meaningful voice in the Company’s pivotal decisions. Requiring a broad consensus among stockholders prevents a small group of large stockholders from dominating the decision-making process, thereby promoting greater involvement from all stockholders.
Our Corporate Governance Structure Promotes Effective Board Oversight
The stockholder proposal is both vague and overbroad in that it does not specify which provisions that the stockholder proponent is seeking to change. The Board and the Nominating and Corporate Governance Committee do not believe that indiscriminate elimination of all supermajority voting requirements and the imposition of a blanket “majority of votes cast” or “simple majority in compliance with applicable laws” standard, without regard for how such a voting requirement would apply to each provision it impacts, or how that, in turn, would impact the Company’s stockholders, would be in the best interests of our stockholders. Our Board is committed to effective corporate governance and has adopted a wide range of practices and procedures that promote effective Board oversight. For example:
•we conduct proactive year-round engagement with stockholders, providing them the opportunity to raise important matters outside the annual meeting process;
•five out of eight members of our Board are independent directors;
•the Board has an independent Chair with robust responsibilities and holds regular executive sessions of independent directors;
•the Board utilizes key committees, including the Audit and Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which consist wholly of independent directors;
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•the Company’s governing documents do not include a stockholder rights plan; and
•the Board has significant industry experience and in-depth knowledge about the Company.
•Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance changes.
•To reiterate, the Board strongly urges an AGAINST vote on this stockholder proposal that risks:
•disrupting an appropriate balance between safeguarding the stability of the Company’s operations and corporate governance, while allowing fundamental changes where there is wide stockholder consensus;
•providing stockholders who hold a large amount of the Company’s outstanding shares, without wide stockholder consensus, to act in their own self-interests to the potential determinant of the Company and the Company’s other stockholders; and
•indiscriminately eliminating super majority voting requirements, without regard for how such a voting requirement would apply to each provision it impacts or how such a change would impact the Company’s stockholders.
For these reasons, the Board does not believe it is in the best interests of stockholders to implement the stockholder proposal’s request.
OUR BOARD RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

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Executive Officers
The following table sets forth certain information about our executive officers as of March 31, 2024.

Name	Age	Position
Andrew Main	59	Chief Executive Officer, President
Karen Alexander	53	Chief Financial Officer
Marc D’Annunzio	52	General Counsel and Secretary

Biographical information for Andrew Main is set forth under “Information on Board of Directors and Corporate Governance” above.
Karen Alexander has served as our Chief Financial Officer since August 2022. Prior to this role, Ms. Alexander served as Acting Chief Financial Officer of the Company from May 2022 to August 2022, and the Chief Accounting Officer of the Company from the Closing to August 2022, after serving in the same position with Opco since June 2021. Prior to joining the Company, Ms. Alexander worked at GE Capital from October 2004 to April 2021 in finance and accounting roles of increasing responsibility, most recently serving as Global Technical Controller from January 2017 to April 2021. Ms. Alexander began her career as an external auditor with Arthur Andersen LLP and Ernst & Young LLP. She holds a bachelor’s degree in accounting from Miami University (Ohio).
Marc D’Annunzio has served as our General Counsel and Secretary since the Closing. Prior to this role, Mr. D’Annunzio served as General Counsel and Secretary for Opco since May 2019. Mr. D’Annunzio is responsible for our legal, regulatory, compliance and governance matters. Mr. D’Annunzio joined Opco in May 2019 from Alston & Bird LLP, an international law firm, where he practiced in its Payments group. Mr. D’Annunzio has more than 25 years of experience in the payments and loyalty industries, focusing on M&A transactions, strategic alliances, complex commercial relationships (including co-branded and private label card programs, and processing relationships for leading retailers), new product launches, and compliance. He holds a Juris Doctor and a Bachelor of Arts in Economics and History, each from the University of Michigan.

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Executive Compensation
Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2023, were:
•Gavin Michael, Former Chief Executive Officer and President;
•Karen Alexander, Chief Financial Officer; and
•Marc D’Annunzio, General Counsel and Secretary.
Mr. Michael resigned as the Company’s Chief Executive Officer and President effective March 25, 2024.
Smaller Reporting Company Status
As a smaller reporting company, we are eligible to leverage certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies or emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. As a smaller reporting company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which we refer to as our “named executive officers” or our “NEOs.”
Processes and Procedures for Compensation Decisions
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
We believe our compensation program should promote the success of the company and align incentives with the long-term interests of our stockholders. Our incentive compensation is earned based on achievement of company, business unit, and individual performance attributes. These goals include both quantitative and qualitative metrics that seek to capture progress towards growth for the company and our stockholders. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.
Our compensation committee discharges the responsibilities of our Board relating to the compensation of our executive officers. Specifically, the committee reviews executive compensation plans and practices, and provides recommendations on the approval for compensation decisions across the company.
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The compensation committee also works closely with our CEO, Chief Human Resources Officer, and other members of management to review performance and compensation matters, including cash bonus and equity grant decisions for the year.
In 2023, Bakkt management also engaged external compensation consultants to advise the Compensation Committee on compensation matters, including:
•providing information on competitive market pay practices for senior executives and the organization as a whole;
•reviewing, and providing input into, Bakkt’s incentive compensation approach across the company;
•researching, reviewing and updating our peer group compensation;
•reviewing and analyzing non-employee director compensation; and
•providing support on other ad hoc compensation matters throughout the year.

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Summary Compensation Table for Fiscal 2023
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2023 and prior years, where applicable, as determined under SEC rules.

Name	Year	Salary ($)(1)	Stock Awards ($)(2)	Bonus ($)	All other compensation ($)(3)	Total ($)
Gavin Michael(4) Former President and Chief Executive Officer	2023 2022	500,000 500,000	698,035 20,683,367	250,000 250,000	28,107 6,937	1,476,142 21,440,304
Karen Alexander(5) Chief Financial Officer	2023 2022	400,000 243,287	282,668 526,000	246,000 246,000	15,884 14,990	944,552 1,030,277
Marc D’Annunzio General Counsel and Secretary	2023 2022	400,000 400,000	282,668 2,470,687	231,750 231,750	18,876 4,934	933,294 3,107,371

(1)Amounts reflect annual base salary earned during fiscal year 2023 or 2022.
(2)Amounts represent the grant date fair value of equity-based awards granted in fiscal year 2023 and 2022, calculated in accordance with ASC 718, and do not necessarily correspond to the actual value that may be recognized from the equity-based awards. Assumptions used in the calculation of these amounts are described in Note 11—Share-Based and Unit-Based Compensation of our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(3)The “All other compensation” amounts include life insurance premiums and employer 401(k) plan contributions.
(4)Mr. Michael resigned as the Company’s President and Chief Executive Officer, effective as of March 25, 2024. All unvested stock awards were forfeited by Mr. Michael as of that date, except for 1,322,456 performance-based RSUs issued to him on March 18, 2024.
(5)Ms. Alexander was appointed as the Company’s Interim Financial Officer effective as of May 23, 2022 and as the Company’s Chief Financial Officer on August 8, 2022. Ms. Alexander’s annual salary is $400,000.

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Overview of Compensation Approach
At Bakkt, we take a holistic approach to total compensation, setting competitive base pay for each role based on scope, skills required and level and location. For eligible roles, we also offer short-term and long-term incentive programs in the form of annual cash bonuses and annual equity grants.
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The base salary for our named executive officers are designed to reflect each named executive officer’s scope of responsibility and accountability, as well as market.
Annual Bonus
We provide annual cash bonuses to our executive officers, including our named executive officers, based on performance for the most recently completed fiscal year. Bonuses are determined based on achievement of goals relating to our financial and operating performance and each executive officer’s individual performance. The actual annual cash bonuses awarded to each of the named executive officers for 2023 performance are set forth above in the 2023 Summary Compensation Table in the column titled “Bonus.”
Equity-based Compensation
The Company maintains the 2021 Omnibus Incentive Plan, pursuant to which it has granted restricted stock units to certain executive officers.
The Company granted restricted stock units in January and February 2023 to each of Dr. Michael, Mr. D’Annunzio, and Ms. Alexander. The amounts and vesting terms of the awards are set forth in the “Outstanding Equity Awards at Fiscal Year End” table below.
Employment Arrangements with the Named Executive Officers of Bakkt
Each of our named executive officers is a party to a written employment arrangement. The material terms of each of those arrangements are summarized below. For a description of the compensation actually paid to the named executive officers for the year ended December 31, 2023, please refer to the “Summary Compensation Table” above.
Dr. Michael, the Company and Opco entered into an employment agreement on January 9, 2021. Because Mr. Michael resigned as the Company’s Chief Executive Officer and President, effective as of March 25, 2024, the agreement was terminated as of such date. The agreement set forth Dr. Michael’s title, annual base salary of $500,000, annual target bonus of 100% of base salary, terms of an initial grant, granted in 2022, of 4,164,000 Company time- and performance-based vesting restricted stock units, and Dr. Michaels’ employee benefit plan eligibility and vacation accrual. The agreement provided a one (1) year term with automatic one (1) year extensions unless either party provides notice of non-renewal. The agreement provided that if Dr. Michael’s employment was
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terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Dr. Michael resigned for Good Reason and such termination was unrelated to a Change in Control (as such terms are defined in the employment agreement) Dr. Michael would be entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greater of (a) the average of his last three annual bonus payments or (b) his last annual bonus payment; (iii) with respect to awards granted under the 2021 Omnibus Incentive Plan and any successor plan, full vesting acceleration of time-vested Company options and equity-based grants and vesting of performance-based equity grants based on actual performance achieved and a one-year post-termination exercise period for Company options; and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. The agreement also provided that if Dr. Michael’s employment was terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Dr. Michael resigned for Good Reason, in each case within two (2) years following a Change in Control, Dr. Michael would be entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greatest of (a) the average of the last three annual bonus payments, (b) the last annual bonus payment, or (c) the last bonus prior to the Change in Control; (iii) with respect to awards granted under the 2021 Omnibus Incentive Plan and any successor plan, full vesting acceleration of outstanding Company options and equity-based grants with vesting of performance-based equity grants based on greater of target level or actual performance through the Change in Control and of a one-year post-termination exercise period for Company options, and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. Payment of the severance would be conditioned on execution of a release of claims agreement by Dr. Michael. The agreement included a confidential information agreement and one (1) year post-termination non-solicit and non-competition covenants.
Ms. Alexander and the Company entered into an employment agreement on October 12, 2022. The agreement sets forth Ms. Alexander’s title, annual base salary of $400,000, annual target bonus of 100% of base salary, terms of an initial grant, granted in 2022, of 200,000 Company time- and performance-based vesting restricted stock units, and Ms. Alexander’s employee benefit plan eligibility and vacation accrual. The agreement provides a one (1) year term with automatic one (1) year extensions unless either party provides notice of non-renewal. If Ms. Alexander’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Ms. Alexander resigns for Good Reason and such termination is unrelated to a Change in Control (as such terms are defined in the employment agreement) Ms. Alexander is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greater of (a) the average of the last three annual bonus payments or (b) the last annual bonus payment; (iii) with respect to awards granted under the 2021 Omnibus Incentive Plan and any successor plan, full vesting acceleration of time-vested Company options and equity-based grants and vesting of performance-based equity grants based on actual performance achieved and a one-year post-termination exercise period for Company options; and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. If Ms. Alexander’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Ms. Alexander resigns for Good Reason, in each case within two (2) years following a Change in Control, Ms. Alexander is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1)
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times the greatest of (a) the average of her last three annual bonus payments, (b) her last annual bonus payment, or (c) her last bonus prior to the Change in Control; (iii) with respect to awards granted under the 2021 Plan and any successor plan, full vesting acceleration of outstanding time-vested Company options and equity-based grants and vesting of performance-based equity grants based on greater of target level or actual performance through the Change in Control and of a one-year post-termination exercise period for Company options, and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. Payment of the severance is conditioned on execution of a release of claims agreement by Ms. Alexander. The employment agreement includes a confidential information agreement and one (1) year post-termination non-solicit and non-competition covenants.
Mr. D’Annunzio and the Company entered into an employment agreement on August 10, 2021. The agreement sets forth Mr. D’Annunzio’s title, annual base salary of $400,000, annual target bonus of 100% of base salary, terms of an initial grant, granted in 2022, of 400,000 Company time- and performance-based vesting restricted stock units, and Mr. D’Annunzio’s employee benefit plan eligibility and vacation accrual. The agreement provides a one (1) year term with automatic one (1) year extensions unless either party provides notice of non-renewal. If Mr. D’Annunzio’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Mr. D’Annunzio resigns for Good Reason and such termination is unrelated to a Change in Control (as such terms are defined in the employment agreement) Mr. D’Annunzio is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greater of (a) the average of his last three annual bonus payments or (b) his last annual bonus payment; (iii) with respect to awards granted under the 2021 Omnibus Incentive Plan and any successor plan, full vesting acceleration of time-vested Company options and equity-based grants and vesting of performance-based equity grants based on actual performance achieved and a one-year post-termination exercise period for Company options; and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. If Mr. D’Annunzio’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Mr. D’Annunzio resigns for Good Reason, in each case within two (2) years following a Change in Control, Mr. D’Annunzio is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greatest of (a) the average of the last three annual bonus payments, (b) the last annual bonus payment, or (c) the last bonus prior to the Change in Control; (iii) with respect to awards granted under the 2021 Omnibus Incentive Plan and any successor plan, full vesting acceleration of outstanding time-vested Company options and equity-based grants and vesting of performance-based equity grants based on greater of target level or actual performance through the Change in Control and of a one-year post-termination exercise period for Company options, and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. Payment of the severance is conditioned on execution of a release of claims agreement by Mr. D’Annunzio. The employment agreement includes a confidential information agreement and one (1) year post-termination non-solicit and non-competition covenants.
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401(k) Plan
The Company maintains a 401(k) plan pursuant to which the Company provides a matching contribution for eligible employees, including the named executive officers, of up to 6% of an employee’s salary.
Outstanding Equity Awards at Fiscal 2023 Year-End
Opco maintained a profits interests plan (the “Opco Plan”), for the award of Opco Incentive Units, through Opco Management, to participants, and Opco Participation Units, directly to participants. Awards of Opco Incentive Units included awards of common incentive units and preferred incentive units, each intended to represent a “profits interests” for U.S. tax purposes and each corresponded to incentive units of Opco Management issued by Opco Management to participants. The purpose of the Opco Plan was to promote the interests of Opco by attracting and retaining key employees, directors, independent contractors or other service providers of Opco and to enable such individuals to acquire an equity interest in and participate in the long-term growth and financial success of Opco.
The profits interests represented a membership interest in Opco and entitled the holder to receive distributions in Opco once a specified threshold equity value of Opco had been reached, in each case as provided in the Opco operating agreement. The preferred incentive units are also entitled to disproportionate distributions once the participant’s applicable threshold equity value has been reduced to zero in order to “catch-up” such participant’s total distributions to its pro rata share.
The Company also granted restricted stock units in 2023 pursuant to the 2021 Omnibus Incentive Plan.
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023. The market value of the profits interests and restricted stock units was calculated based on the NYSE closing price of the Company’s common stock on December 29, 2023 (the last trading day in fiscal year 2023) of $2.23.

Name	Number of profit interest units that have vested (#)	Market value of profit interest units that have vested ($)	Number of profit interest units that have not vested (#)	Market value of profit interests that have not vested ($)	Number of shares or stock units that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Gavin Michael	—	—	—	—	4,132,294(1)	9,215,016
Karen Alexander	—	—	—	—	421,461(2)	939,858
Marc D’Annunzio(4)	1,204,712	2,686,508	—	—	621,979 (3)	1,387,013

(1)Represents 1,394,940 unvested time-based RSUs from a grant on January 21, 2022, and 243,032 unvested time-based RSUs from a grant on February 1, 2022, one half of which will vest on each future anniversary of the grant date subject to continued employment; 391,645 unvested time-based RSUs from a grant on February 13, 2023, one third of which will vest on each anniversary of the grant date subject to continued employment; 80,000 unvested time-based RSUs from a grant on February 13,
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2023, one half of which will vest on each anniversary of the grant date subject to continued employment; 1,388,000 unvested performance-based RSUs from a grant on January 21, 2022, and 243,032 unvested performance-based RSUs from a grant on February 1, 2022, one half of which will vest on each future anniversary of the grant date subject to continued employment and performance, in each case, represented at target performance; and 391,645 unvested performance-based RSUs from a grant on February 13, 2023, one third of which will vest on each anniversary of the grant date subject to continued employment and performance, in each case, represented at target performance.
(2)Represents 25,500 unvested time-based RSUs from a grant on December 21, 2021, which will vest on December 21, 2024 subject to continued employment, and 24,304 unvested time-based RSUs from a grant on February 1, 2022, one half of which will vest on each future anniversary of the grant date subject to continued employment, and 67,000 unvested time-based RSUs from a grant on August 26, 2022, one half of which will vest on each future anniversary of the grant date; 140,992 unvested time-based RSUs from a grant on February 13, 2023, one third of which will vest on each anniversary of the grant date subject to continued employment; 50,000 unvested time-based RSUs from a grant on February 13, 2023, one half of which will vest on each anniversary of the grant date subject to continued employment; 66,668 unvested performance-based RSUs from a grant on August 26, 2022, one half of which will vest on each future anniversary of the grant date, subject to continued employment and performance, in each case, represented at target performance; and 46,997 unvested performance-based RSUs from a grant on February 13, 2023, one third of which will vest on each anniversary of the grant date subject to continued employment and performance, in each case, represented at target performance.
(3)Represents: 134,000 unvested time-based RSUs from a grant on January 21, 2022, and 58,328 unvested time-based RSUs from a grant on February 1, 2022, one half of which will vest on each future anniversary of the grant date subject to continued employment; 140,992 unvested time-based RSUs from a grant on February 13, 2023, one third of which will vest on each anniversary of the grant date subject to continued employment; 50,000 unvested time-based RSUs from a grant on February 13, 2023, one half of which will vest on each anniversary of the grant date subject to continued employment; 133,334 unvested performance-based RSUs from a grant on January 21, 2022, and 58,328 unvested performance-based RSUs from a grant on February 1, 2022, one half of which will vest on each future anniversary of the grant date subject to continued employment and performance, in each case, represented at target performance; and 46,997 unvested performance-based RSUs from a grant on February 13, 2023, one third of which will vest on each anniversary of the grant date subject to continued employment and performance, in each case, represented at target performance.
(4)Mr. D’Annunzio was granted profits interests in the form of preferred incentive units on May 17, 2019 and February 28, 2020, all of which vested. At Closing, each profits interest was exchanged for the right to receive a Paired Interest.

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Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2023.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan(1)	13,038,130	—(2)	32,525,865
Total	13,038,130	—	32,525,865

(1)    Includes time- and performance-based restricted stock awards with performance based on target performance. Refer to Note 11—Share-Based and Unit-Based Compensation of our most recently filed Annual Report on Form 10-K for additional information.
(2)    There are no grants issued under this plan that have an exercise price.

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Security Ownership of Certain Beneficial Owners, Directors and Management
The following table sets forth the beneficial ownership of our common stock as of March 31, 2024 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 141,798,069 shares of our Class A Common Stock and 179,883,479 shares of Class V Common Stock outstanding as of March 31, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2024 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009.

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Name of Beneficial Owner	Number of Shares of Class A Common Stock(1)	% of Class A Common Stock	Number of Paired Interests(2)	% of Paired Interests	Total Number of Shares of Class A Common Stock and Class V Common Stock	% of Total Voting Power(3)
Greater than 5% Stockholders:
Intercontinental Exchange Holdings, Inc.(4)	7,476,345	5.27%	170,079,462	94.55%	177,555,807	55.20%
Named Executive Officers and Directors:
Gavin Michael(5)	2,886,210	2.02%	—	—	2,886,210	*
Karen Alexander	136,970	*	—	—	136,970	*
Marc D’Annunzio(6)	393,873	*	1,204,712	*	1,598,585	*
De’Ana Dow	194,320	*	—	—	194,320	*
Michelle J. Goldberg	99,686	*	—	—	99,686	*
David Clifton(6)	—	*	100,077	*	100,077	*
Gordon Watson	122,108	*	—	—	122,108	*
Sean Collins	10,090	*	—	—	10,090	*
Richard Lumb	99,686	*	—	—	99,686	*
Andrew Main	311,462	*	—	—	311,462	*
Jill Simeone	104,634	—	—	—	104,634	—
All directors and executive officers as a group (11 persons)	4,359,039	3.05%	1,304,789	*	5,663,828	1.75%

*    Represents less than 1%.
(1)Each share of Class A Common Stock entitles the holder thereof to one vote per share.
(2)Each Paired Interest consists of one common unit in Opco and one share of Class V Common Stock, the latter of which entitles the holder to one vote per share of Class V Common Stock. Pursuant to the Exchange Agreement, each Paired Interest may be exchanged for a share of Class A Common Stock on a one-for-one ratio basis, subject to the terms of the Exchange Agreement, including the Company’s right to elect to deliver cash in lieu of Class A Common Stock and, in certain cases, adjustments as set forth therein.
(3)Represents percentage of voting power of holders of Class A Common Stock and Class V Common Stock voting together as a single class.
(4)Based solely on a Schedule 13D/A filed with the SEC on March 4, 2024. Does not reflect the shares underlying the currently outstanding Class 1 Warrants (as defined below) or Class 2 Warrants (as defined below), or 8,722,016 shares of Class A Common Stock that may be issuable pursuant to the ICE Purchase Agreement following receipt of stockholder approval at the Special Meeting and satisfaction of other closing conditions . ICE has entered into the Voting Agreement with the Company, pursuant to which, to the extent that ICE’s voting power as jointly calculated by ICE and the Company, and represented by the shares held by ICE as of the record date for a stockholder matter, exceeds 30% of the total voting power of all of outstanding Class A Common Stock and Class V Common Stock that are issued and outstanding and entitled to vote as of the record date, ICE will irrevocably appoint a proxy, designated by the Board, to vote the excess shares in the same percentages for and against such stockholder matter as votes were cast for and against such stockholder matter by all other stockholders of the Company. ICE is a wholly owned subsidiary of Intercontinental Exchange, Inc. ICE’s principal business address is 5660 New Northside Drive, Atlanta, GA 30328.
(5)On March 25, 2024, Mr. Michael resigned as President, Chief Executive Officer, as an employee of the Company and as a director. Includes (1) 614,920 shares of Class A Common Stock resulting from the acceleration of PSUs, and (2) 1,131,800 shares of Class A Common Stock resulting from the acceleration of RSUs.
(6)Includes Paired Interests directly held by Bakkt Management, LLC (“Bakkt Management”), corresponding to the vested portion of units in Bakkt Management directly held by each noted person. Subject to certain limitations, units in Bakkt Management are, at the request of the holder, redeemable for an equal number of Paired Interests.
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Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, each person serving as a director or executive officer during the last fiscal year and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the SEC within a prescribed period of time and to furnish the Company with copies of such reports. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2023, and upon written representations from such persons that no other reports were required, except one report, including one transaction by Charles Goodroe, was filed late due to administrative error on April 11, 2024.

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Related Person Transactions
The following is a description of each transaction since January 1, 2023, and each currently proposed transaction, in which:
•we were or are to be, or the Company or Opco was, a participant;
•the amount involved exceeded or exceeds $120,000;
•any of the Company’s or Opco’s directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Opco LLC Agreement
At the Closing, the existing second amended and restated limited liability company agreement of Opco was amended and restated in its entirety in accordance with its terms, and the Opco LLC Agreement was adopted. The Company, as the managing member of Opco, has the sole vote on matters that require a vote of members under the Opco LLC Agreement or applicable law, except that holders constituting the Required Interest have certain consent rights. “Required Interest” means one or more members (excluding the managing member) holding a majority of the common units of Opco (“Opco Common Units”) then owned by all of the members, excluding the Opco Common Units held by the managing member or any members controlled by the managing member (unless no person other than the managing member holds Opco Common Units, then the Required Interest will be the managing member). For example, the managing member may not, without the prior written consent of a Required Interest, engage in any transaction that results in the direct or indirect transfer of all or any portion of the managing member’s interest in Opco in connection with (a) a merger, consolidation or other combination involving the managing member, on the one hand, and any other person, on the other, or (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the managing member not in the ordinary course of its business, whether in a single transaction or a series of related transactions, or (c) a direct or indirect transfer of all or substantially all of the managing member’s interest in Opco, subject to certain exceptions.
We, as managing member of Opco, may, in our sole discretion, authorize distributions to the Opco members. All such distributions must be made pro rata in accordance with each member’s interest in Opco, which is based on the number of Opco Common Units held by a member bears to the total number of Opco Common Units owned by all of the members.
The Opco LLC Agreement provides for tax-related cash distributions to the holders of Opco Common Units (“tax distributions”). Generally, tax distributions will be the pro rata distribution amount necessary to permit the Company to receive an aggregate annual tax distribution that is not less than the sum of (a) our U.S. federal, state, local and non-U.S. income tax liabilities plus (b) the amount necessary to satisfy our payment obligations pursuant to the Tax Receivable Agreement (as defined below).
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Registration Rights Agreement
Concurrently with the Closing, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, the Opco equity holders (“Opco Equity Holders”) and certain other parties named therein. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement covering the resale of registrable securities held by the Opco Equity Holders as soon as practicable after the Closing, but in any event within 30 days after the Closing, such that the holders of such registrable securities may from time to time sell such securities. We have provided the holders of registrable securities under the Registration Rights Agreement with certain underwritten offering demand rights, provided that the demanding holders in the aggregate hold at least $50.0 million of registrable securities. The holders of registrable securities will have certain rights to require us to register the resale of registrable securities on Form S-3, if available for use by us. The holders of registrable securities will be entitled to certain customary “piggyback” registration rights on all registration statements of ours.
Under the Registration Rights Agreement, we agreed to indemnify the holders of registrable securities and certain third parties against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of the Company. Holders of registrable securities agreed to indemnify us and our officers and directors and controlling persons against all losses caused by their misstatements or omissions in any such registration statement or prospectus.
Voting Agreement
At the Closing, we entered into a Voting Agreement (the “Voting Agreement”) with ICE, pursuant to which ICE agreed, subject to certain exceptions, to irrevocably appoint a proxy, designated by the Board, to vote the number of its shares of common stock that exceeds 30% of the shares entitled to vote on such matter in the same percentages for and against such matter as votes were cast for and against such matter by all other stockholders of ours.
The Voting Agreement will terminate if the voting power represented by the shares of Class A Common Stock and shares of Class V Common Stock beneficially owned by ICE and its affiliates falls below 50% of the total voting power of the common stock issued and outstanding and entitled to vote at any time.
ICE Offering
In the ICE Offering, on February 29, 2024, the Company entered into the ICE Purchase Agreement with ICE, pursuant to which the Company agreed to sell to ICE up to 11,534,025 shares of Class A Common Stock, Class 1 Warrants to purchase up to 5,767,012 shares of Class A Common Stock (“Class 1 Warrants”), and Class 2 Warrants to purchase up to 5,767,012 shares of Class A Common Stock (“Class 2 Warrants”). The purchase price of each share of Class A Common Stock, Class 1 Warrant and Class 2 Warrant in the ICE Offering was $0.8670.
On March 4, 2024, the Company closed the sale and issuance to ICE of 2,762,009 shares of Class A Common Stock, Class 1 Warrants to purchase up to 1,381,004 shares of Class A Common Stock and
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Class 2 Warrants to purchase up to 1,381,004 shares of Class A Common Stock. The closing of the issuance and sale of the remaining 8,772,016 shares of Class A Common Stock, Class 1 Warrants to purchase up to 4,386,008 shares of Class A Common Stock and Class 2 Warrants to purchase up to 4,386,008 shares of Class A Common Stock in the ICE Offering is conditioned on the Company obtaining stockholder approval for such issuances, which is being sought as Proposal 1 to the Special Meeting Proxy.
The shares of Class A Common Stock reported above and the purchase price of the accompanying Warrant has not been adjusted to reflect the proposed 25:1 reverse stock split as proposed in Proposal 2 of the Special Meeting Proxy.
Voting Support Agreement
In connection with the ICE Offering, ICE entered into a voting support agreement with the Company (the “Voting Support Agreement”), pursuant to which ICE agreed, among other things, to vote in favor of Proposal 1 as set forth the Special Meeting Proxy, subject to the limitations set forth in the Voting Agreement. Under the Voting Agreement, ICE agreed, subject to certain exceptions, to irrevocably appoint a proxy, designated by the Board, to vote the number of its shares of common stock that exceeds 30% of the shares entitled to vote on such matter in the same percentages for and against such matter as votes were cast for and against such matter by all of the Company’s other stockholders. As such, under the Voting Support Agreement and the Voting Agreement, ICE has agreed (i) to vote the shares of common stock that it owns constituting 30% of the outstanding common stock in favor of Proposal 1 as set forth in the Special Meeting Proxy and (ii) to vote the remainder of its shares of common stock for and against this Proposal 1 as set forth in the Special Meeting Proxy as votes are cast for and against Proposal 1 as set forth in the Special Meeting Proxy by all of the Company’s other stockholders.
Exchange Agreement
At the Closing, we, Opco and certain Opco Equity Holders entered into an Exchange Agreement, which provides for the exchange of Opco Common Units and a corresponding number of shares of Class V Common Stock into shares of Class A Common Stock or an amount in cash equal to the value of the shares.
Pursuant to the terms of the Exchange Agreement, the Opco Equity Holders may, after the six-month anniversary of the Closing, on certain dates set forth in the Exchange Agreement, but no more than once per calendar month without our or Opco’s prior written consent, exchange all or any portion of their vested Opco Common Units (along with the cancelation of the paired shares of Class V Common Stock) for the same number of shares of Class A Common Stock, provided that no holder of Opco Common Units may exchange less than 25,000 Opco Common Units in any single exchange unless such Opco Equity Holder is exchanging all of his, her or its Opco Common Units. We may, in lieu of delivering shares of Class A Common Stock for any Opco Common Units surrendered for exchange, pay an amount in cash per Opco Common Units equal to the volume weighted average price per share of Class A Common Stock over the five consecutive full trading days ending on and including the last full trading day immediately prior to the date of the receipt of the written notice of
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the exchange. The initial exchange rate will be one Opco Common Unit and the cancellation of one share of Class V Common Stock for one share of Class A Common Stock.
Tax Receivable Agreement
At the Closing, we, and certain Opco Equity Holders entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”). Pursuant to the Tax Receivable Agreement, among other things, Opco Equity Holders may, subject to certain conditions exchange the Opco Common Units held by them (along with a corresponding number of shares of Class V Common Stock), for Class A Common Stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including our right to elect to deliver cash in lieu of Class A Common Stock and, in certain cases, adjustments as set forth therein. Opco will have in effect an election under Section 754 of the Code for each taxable year in which an exchange of Opco Common Units for Class A Common Stock (or cash) occurs.
The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Opco. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.
The Tax Receivable Agreement provides for the payment by us to exchanging Opco Equity Holders of 85% of certain net income tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain other tax attributes of Opco and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of ours and not of Opco. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of ours (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of Opco as a result of Opco having an election in effect under Section 754 of the Code for each taxable year in which an exchange of Opco Common Units for Class A Common Stock occurs and had we not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Opco Common Units or distributions with respect to such Opco Common Units before the exchange under the Exchange Agreement to which Section 743(b) or 734(b) of the Code applies.
Cooperation Agreement
At the Closing, we and ICE entered into a cooperation agreement, which contains certain cooperation, information sharing and related provisions that facilitate compliance by ICE and its affiliates with its accounting, financial reporting, public disclosure and similar requirements insofar as they relate ICE’s ownership interest in us and Opco.
Policies and Procedures for Related Person Transactions
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We have adopted a formal written policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of its capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our audit and risk committee, subject to the exceptions described below.
A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy.
Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable it to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under its code of conduct and ethics, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit and risk committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, its best interests and those of its stockholders, as its audit and risk committee, or other independent body of the Board, determines in the good faith exercise of its discretion.
Our audit and risk committee has determined that certain transactions will not require their approval, including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our securities and all holders of our securities received the same benefit on a pro rata basis and transactions available to all employees generally.

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Other Matters
Stockholder Proposals or Director Nominations for 2025 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2025 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before March 2, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Bakkt Holdings, Inc.
Attention: Corporate Secretary
10000 Avalon Boulevard, Suite 1000
Alpharetta, Georgia 30009
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than January 31, 2025, and
•no later than March 2, 2025.
In the event that we hold our 2024 annual meeting more than 30 days before, or more than 70 days following, the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than the 120th day prior to the day of our 2025 annual meeting, and
•no later than the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our bylaws.
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Pursuant to Rule 14a-19, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) in connection with our 2025 annual meeting of stockholders must provide the information required by Rule 14a-19 no later than April 1, 2025. However, if the date of next year’s annual meeting is more than 30 days before or more than 30 days after May 31, 2025, then we must receive your notice by the close of business on the later of the 60th day prior to such meeting or the 10th day following the day in which the public announcement of the date of such meeting is first made.
You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
2023 Annual Report
Our financial statements for our fiscal year ended December 31, 2023 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are available at www.proxyvote.com.
You may also obtain a copy of our annual report, free of charge, by sending a written request to Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notice of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker
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that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.
Other Business
The Board does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. Therefore, we urge you to vote as promptly as possible to ensure your vote is recorded.
The Board of Directors of Bakkt Holdings, Inc.
Alpharetta, Georgia
April 19, 2024

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ANNEX A

Amendment No. 2
To
2021 Omnibus Incentive Plan

This Amendment No. 2 dated April 15, 2024 (this “Amendment”) amends the 2021 Omnibus Incentive Plan, as amended (the “Plan”), of Bakkt Holdings, Inc. (the “Company”). Except as otherwise explicitly set forth herein, all provisions of the Plan shall remain in full force and effect. Capitalized terms used in the Amendment without definition shall have meanings set forth in the Plan.
WHEREAS, the Company desires to amend the Plan as hereinafter provided in order to increase the number of shares of Common Stock issuable under the Plan from 52,407,412 to either (i) 75,873,051 or (ii) to the extent the Company effects the reverse stock split to be considered at the Company’s special meeting of stockholders expected to be held on April 23, 2024, 3,034,922; and
WHEREAS, the Board of Directors approved the substance of this Amendment as of April 15, 2024, and accordingly, the Company desires to amend the Plan as hereinafter provided.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.    Increase in Number of Shares Subject to the Plan. Section 1.3.1 of the Plan is amended to read in its entirety as follows:
Subject to the other provisions of this Section 1.3, the total number of Shares that may be granted under the Plan will be either (i) 75,873,051 or (ii) to the extent the Company effects the reverse stock split to be considered at the Company’s special meeting of stockholders expected to be held on April 23, 2024, 3,034,922 (the “Share Limit”). Such Shares may, in the discretion of the Committee, be either authorized but unissued Shares or Shares previously issued and reacquired by the Company. In the case of a grant of a stock-settled stock appreciation right, the number of Shares available for grant under the Plan will be reduced by the full number of Shares granted under such stock appreciation right. Shares subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”) will not count against the number of Shares that may be granted under the Plan or be subject to the minimum vesting provisions in Section 2.4. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to New York Stock Exchange rules) and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements. All Shares that can be delivered under the Plan (as adjusted pursuant to Section 1.3.3) may be delivered through Incentive Stock Options.

2.    Effective Date. The amendments to the Plan pursuant to Section 1 of this Amendment shall be effective upon receipt of approval of such amendments by the Company’s stockholders, and shall be subject to and contingent upon receipt of such approval.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BKKT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy materials, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V49406-P07793 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BAKKT HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sean Collins
02) Richard Lumb
03) Andrew Main

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4. To approve a stockholder proposal to adopt simple majority voting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K are available at www.proxyvote.com.

V49407-P07793

BAKKT HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 31, 2024 12:00 PM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Andrew Main, Marc D'Annunzio and Karen Alexander, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) any of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class V Common Stock of BAKKT HOLDINGS, INC. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held virtually via a live webcast at www.virtualshareholdermeeting.com/BKKT2024 on May 31, 2024 at 12:00 p.m. Eastern Time.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side